Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Put Warrants linked to the S&P 500® Index expiring October 25, 2013	$4,905,000.00	$631.76

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT (to Prospectus dated January 11, 2012)

4,905 Put Warrants Linked to the S&P 500® Index

UBS AG 4,905,000 Put Warrants linked to the S&P 500® Index expiring October 25, 2013

Issuer:	UBS AG, acting through its London Branch.

Term:	Approximately 3 weeks.

Warrant Description:	European-style, cash-settled put warrants (the “Warrants”), each linked to the performance of S&P 500® Index.

Index:	S&P 500® Index.

Index Sponsor:	Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (referred to as “S&P”, or the “index sponsor”)

Trade Date:	October 4, 2013.

Settlement Date:	October 9, 2013 (on or around the third business day following the trade date).

Expiration Date:	October 25, 2013, or if such day is not a trading day, the following trading day, and subject to postponement in the event of the occurrence of a market disruption event as described herein.

Premium/Initial Investment:	$1,000 per Warrant, representing 0.90% of the notional amount per Warrant (references to “initial investment” in this prospectus supplement shall also refer to the “premium.”)

Notional Amount:	$111,111.11 per Warrant.

Cash Settlement Amount:	An amount equal to the greater of (i) the notional amount per Warrant multiplied by the index change and (ii) zero. The issuer will pay the cash settlement amount on the cash settlement payment date.

Index Change:	The quotient, expressed as a percentage, of (i) the strike level minus the index ending level divided by (ii) the index starting level.

Index Starting Level:	1683.61, or a level of the index selected by the calculation agent on the trade date.

Index Ending Level:	The closing level of the index on the expiration date.

Strike Level	1649.94, or 98% of the Index Starting Level.

Cash Settlement Payment Date:	October 30, 2013 (on or around the third business day following the expiration date) and subject to postponement in the event of the occurrence of a market disruption event as described herein.

Automatic Exercise:	The Warrants will be automatically exercised on the expiration date if the strike level is greater than the index ending level. You do not have the right to exercise your Warrants prior to the expiration date.

Payment upon Automatic Exercise:	If the Warrants are automatically exercised, you will receive for each Warrant you own the cash settlement amount on the cash settlement payment date.

Minimum Purchase Requirement:	100 Warrants and increments of 1 thereafter.

Options Approved Account:	In order to purchase the Warrants, you must have an options-approved account in which you are approved to purchase put options.

No Listing:	The Warrants will not be listed or displayed on any securities exchange or electronic communications network.

Calculation Agent:	UBS Securities LLC

CUSIP Number:	90270L123

ISIN Number:	US90270L1237

The index level must decrease by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) for you to receive a positive return on your initial investment. If the index change is positive but less than 0.90%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. Therefore, to receive an amount equal to or greater than your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date relative to the index starting level, such that the index ending level is below the strike level by at least the 0.90% premium. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose your entire initial investment. See “Risk Factors” beginning on page S-12 for risks related to an investment in the Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Warrants or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Warrants are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Warrant	$1,000.00	$0.00	$1,000.00
Total	$4,905,000.00	$0.00	$4,905,000.00

UBS Securities LLC	UBS Investment Bank

Prospectus Supplement dated October 4, 2013

ADDITIONAL INFORMATION ABOUT UBS AND THE WARRANTS

UBS has filed a registration statement (including a prospectus and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering for which this prospectus supplement relates. Before you invest, you should read the prospectus dated January 11, 2012 titled “Debt Securities and Warrants”, relating to our Warrants and the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Warrants, may be linked and any other documents that UBS has filed with the SEC for more complete information about UBS. You may obtain these documents for free from the SEC Website at www.sec.gov. Our Central Index Key, or CIK, on the SEC Website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

•	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

•	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Warrants in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the warrants prior to their issuance. In the event of any changes to the terms of the warrants, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Prospectus Supplement Summary

The following is a summary of some of the key features of the Warrants, as well as a discussion of factors you should consider before purchasing the Warrants. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012. References to the “index supplement” mean the UBS index supplement dated January  24, 2012, of UBS.

What are the Warrants?

The put warrants (the “Warrants”) are warrants issued by UBS whose return is linked to the performance of the S&P 500® Index (the “index”) measured on the trade date relative to the expiration date. For further information concerning the index, see “Description of the Index” beginning on page S-19.

The Warrants are European-style cash-settled put warrants, each linked to the performance of the index, entitling you to receive a cash payment, if any, based on the amount by which the closing level of the index on the expiration date (the “index ending level”) is below the strike level. The Warrants may only be exercised on the expiration date. The Warrants will be automatically exercised on the expiration date under the conditions described below. The Warrants will not be exercised and will expire worthless if the index ending level is equal to or greater than the strike level.

The index level must decrease by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) for you to receive a positive return on your initial investment. If the index change is positive but less than 0.90%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. Therefore, to receive an amount equal to or greater than your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date relative to the index starting level, such that the index ending level is below the strike level by at least the 0.90% premium. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

On the cash settlement payment date UBS will pay the cash settlement amount per Warrant that you hold, calculated as follows:

➢

If the index ending level is less than the strike level, the Warrants will be automatically exercised, and UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount × the Index Change

➢	If the index ending level is equal to or greater than the strike level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose your entire initial investment and will not receive any cash payment upon expiration.

The “premium” or “initial investment” is $1,000 per warrant representing 0.90% of the notional amount per Warrant.

The “notional amount” is $111,111.11 per Warrant.

The “index change” is the quotient, expressed as a percentage of (i) the strike level minus the index ending level divided by (ii) the index starting level. The index change may be positive or negative and is calculated as follows:

Index Change =	Strike Level – Index Ending Level
Index Starting Level

The “index starting level” equals 1683.61, a level of the index selected by the calculation agent on the trade date.

The “strike level” is 1649.94, or 98% of the index starting level.

The “index ending level” will be equal to the closing level of the index on the expiration date.

The “cash settlement payment date” is October 30, 2013 (which is on or around the third business day following the expiration date) and is subject to postponement in the event of the occurrence of a market disruption event as described herein.

UBS Securities LLC will serve as the calculation agent. For more specific information on the calculation agent, see “General Terms of the Warrants — Role of Calculation Agent.”

The Warrants are unsubordinated, unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt obligations with a premium of $1,000 per Warrant, and a minimum purchase of 100 Warrants (for a total minimum premium of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a premium of $1,000 per Warrant.

For more specific information about the Warrants, including the calculation of the cash settlement amount, if any, see “ —What are the steps to calculate the cash settlement amount?” on page S-6, “ — Hypothetical examples of how the Warrants perform upon Expiration” on page S-7, and “General Terms of the Warrants” on page S-24.

Investing in the Warrants involves significant risks. The index level must decrease by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) for you to receive a positive return on your initial investment. If the index change is positive but less than 0.90%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. Therefore, to receive an amount equal to or greater than your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date relative to the index starting level, such that the index ending level is below the strike level by at least the 0.90% premium. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose your entire initial investment.

Selected Purchase Considerations

➢

Leveraged Market Exposure — The Warrants provide the opportunity to earn returns from possible decreases in the level of the index through a leveraged investment. Each Warrant will provide a return, if any, based on the notional amount rather than the premium. Whether you receive a cash settlement amount upon the expiration of the Warrants will depend on the index change, and the amount of any cash settlement amount will depend on the amount by which the index ending level is less than the strike level. If the Warrants are exercised, you will receive a leveraged gain or incur a leveraged loss on your investment depending on whether the index has depreciated by more or less than 2.90% relative to the index starting level, which reflects the sum of the premium and the percentage difference between the index staring level and the strike level.

➢	Automatic Exercise; Worthless Expiration — The Warrants will be automatically exercised or will expire worthless on the expiration date and are not exercisable at your discretion.

➢	Minimum Purchase — 100 Warrants (for a total minimum premium of $100,000).

➢	Options-Approved Account — You must have an options-approved account in which you are approved to purchase put options.

➢

U.S. Tax Consequences — In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Warrants should be treated as put options for U.S. federal income tax purposes. If the Warrants are treated as cash-settled put options, upon the sale, exercise or expiration of your Warrants, you should generally recognize capital gain or loss which should be long-term capital gain or loss if you have held your Warrants for more than one year. You should review carefully the section entitled “Supplemental U.S. Tax Considerations” beginning on page S-30.

What are some of the risks of the Warrants?

An investment in the Warrants involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” beginning on page S-12.

➢

Risk of loss upon expiration of the Warrants— If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. You will receive a cash payment upon automatic exercise only if the index ending level is less than the the strike level, and the amount of any cash payment will depend on the amount by which the index ending level is less than the strike level. If the index level decreases by less than 2.90% relative to the index starting level (which means an index change of less than 0.90% relative to the index starting level) you will receive a cash settlement amount that is less than the premium, in which case you will lose some of your initial investment in the Warrants. Accordingly, to receive an amount equal to your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date, such that the index ending level is below the strike level by at least the 0.90% premium relative to the index starting level. You should therefore be willing to accept losing all of your initial investment.

➢

The Warrants are not standardized options issued by the Options Clearing Corporation — The Warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission. The Warrants are unsubordinated, unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of Warrants must look solely to UBS for performance of its obligations to pay the cash settlement amount, if any, upon expiration of the Warrants. Further, the secondary market for the Warrants, if any, will not be as liquid as the market for OCC standardized options and therefore, sales of the Warrants prior to the expiration date might result in a price that is at a discount to the theoretical value of the Warrants based on the then prevailing level of the index and other factors as discussed below in “—Price of Warrants prior to the expiration date”.

➢

The warrants are suitable only for investors with options-approved accounts. The Warrants will be sold only to investors with options-approved accounts approved for the purchase of put options. Investors considering purchasing the Warrants should be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances.

➢

Market risk — The return on the Warrants, which may be positive or negative, is directly linked to the performance of the index and indirectly linked to the value of the stocks (“index constituent stocks”) comprising the index. The level of the index can rise or fall sharply due to factors specific to the index or its index constituent stocks, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. In addition, the Warrants have an increased sensitivity to market risk. Because your investment in the Warrants provides for leveraged exposure to the index, changes in the level of the index (both positive and negative) will have a greater impact on the value of the Warrants prior to the expiration date, and the Cash Settlement Amount, if any, of your Warrants on the expiration date.

➢

Owning the Warrants is not the same as owning a short position in the index constituent stocks — The return on your Warrants may not reflect the return you would realize if you actually shorted the index constituent stocks comprising the index. For instance, you will not have to make payments with respect to dividend payments or other distributions during the term of the Warrants, and any such dividends or distributions will not be factored into the calculation of the cash settlement amount.

Furthermore, the return on a direct investment in the index constituent stocks would depend primarily upon the relative appreciation or depreciation of such index constituents during the term of the Warrants, and not on (i) whether the index ending level is less than the strike level or (ii) whether the index change is sufficiently positive (meaning the performance of the index is sufficiently negative) such that the cash settlement amount at expiration offsets the premium paid on the Warrant so that you receive a positive return on your Warrant.

➢

No assurance that the investment view implicit in the Warrants will be successful — It is impossible to predict whether and the extent to which the level of the index will rise or fall. There can be no assurance that the index ending level will be less than the strike level on the expiration date. The index ending level will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the index and the index constituent stocks, and the risk of losing some or all of your initial investment.

➢	No interest payments — UBS will not pay any interest with respect to the Warrants.

➢

There may be little or no secondary market for the Warrants — The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Warrants may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Warrants, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Warrants prior to the expiration date could be at a substantial discount from the premium and to the intrinsic value of the Warrants; and as a result, you may suffer substantial losses.

➢

Credit risk of UBS — The Warrants are unsubordinated, unsecured contractual obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Warrants, including any repayment of your initial investment, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Warrants and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Warrants and you could lose your entire initial investment.

➢

Price of Warrants prior to the expiration date — The market price of the Warrants will be influenced by many unpredictable and interrelated factors, including the level of the index; the volatility of the index; the dividend rate paid on any index constituent stocks; the time remaining to the expiration date of the Warrants; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Warrants — Generally, the price of the Warrants in the secondary market is likely to be lower than the premium since the premium included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Warrants. Furthermore, assuming no change in market conditions or any other relevant factors after purchase of the Warrants, the Warrants will be subject to a decline in value over time (generally known as time decay).

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituent stocks and/or over-the-counter options, futures or other instruments with returns linked to the performance of the index, may adversely affect the level of the index and, therefore, the market value of the Warrants.

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the index or trading activities related to the index or any index constituent stock, which may present a conflict between the interests of UBS and you, as a holder of the Warrants. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

➢

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Warrants, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Warrants. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Warrants and the index to which the Warrants are linked.

➢

Dealer Affiliates — UBS and its affiliates act in various capacities with respect to the Warrants. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Warrants.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Warrants are uncertain. You should consult your own tax advisor about your own tax situation.

The Warrants generally may be a suitable investment for you if:

•	You are approved for trading options with your broker-dealer including the purchase of put options.

•	You fully understand the risks inherent in an investment in the Warrants, including the risk of trading options.

•	You can tolerate a loss of your entire initial investment.

•

You believe the level of the index will depreciate over the term of the Warrants and that the index level will decrease by at least 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level).

•

You understand and accept that if the level of the index remains unchanged from the trade date to the expiration date, or that if the index ending level is higher than the strike price on the expiration date, the Warrants will expire worthless resulting in a total loss of your initial investment.

•

You seek increased sensitivity to the market risk of the index and can tolerate fluctuations in the price of the Warrants prior to the expiration date that will far exceed the fluctuations in the level of the index.

•	You do not seek current income from your investment.

•	You are willing to hold the Warrants until the expiration date and accept that there may be little or no secondary market for the Warrants.

•

You are willing to assume the credit risk of UBS for all payments under the Warrants, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of your initial investment.

The Warrants generally may not be a suitable investment for you if:

•	You do not fully understand the risks inherent in an investment in the Warrants, including the risk of trading options.

•	You require an investment designed to provide a full return of your initial investment after the expiration date.

•	You are not willing to lose your entire initial investment.

•

You do not believe the level of the index will depreciate over the term of the Warrants or that the index level will decrease by at least 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level).

•

You do not understand and/or do not accept that if the level of the index is unchanged from the trade date to the expiration date, or that if the index ending level is equal to or greater than the strike level, the Warrants will expire worthless resulting in a total loss of your initial investment.

•

You do not seek increased sensitivity to the market risk of the index and cannot tolerate fluctuations in the price of the Warrants prior to the expiration date that will far exceed the fluctuations in the level of the index.

•	You seek current income from this investment.

•	You are unable or unwilling to hold the Warrants to the expiration date or you seek an investment for which there will be an active secondary market.

•	You are not willing to assume the credit risk of UBS for all payments under the Warrants.

The suitability considerations identified above are not exhaustive. Whether or not the Warrants are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Warrants in light of your particular circumstances. You should also review carefully the “Risk Factors” on page S-12 of this prospectus supplement.

What are the steps to calculate the cash settlement amount?

Set forth below is an explanation of the steps necessary to calculate the cash settlement amount.

Step 1: Calculate the Index Change

The index change is the quotient, expressed as a percentage, of (i) the strike level minus the index ending level divided by (ii) the index starting level. The index change may be positive or negative and is calculated as follows:

Index Change =	Strike Level – Index Ending Level
Index Starting Level

Step 2: Calculate the cash settlement amount.

On the cash settlement payment date UBS will pay the cash settlement amount per Warrant that you hold, calculated as follows:

➢

If the index ending level is less than the strike level, the Warrants will be automatically exercised, and UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount per Warrant × Index Change

➢	If the index ending level is equal to or greater than the strike level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose your entire initial investment and will not receive any cash payment upon expiration.

The index level must decrease by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) for you to receive a positive return on your initial investment. If the index change is positive but less than 0.90%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. Therefore, to receive an amount equal to or greater than your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date relative to the index starting level, such that the index ending level is below the strike level by at least the 0.90% premium. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose your entire initial investment.

Hypothetical examples of how the Warrants perform upon Expiration

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the index relative to the index starting level. We cannot predict the index ending level of the index. You should not take these examples as an indication or assurance of the expected performance of the index. The actual terms for the Warrants are set forth in this prospectus supplement.

Assumptions for Hypothetical Examples and Hypothetical Return Profile:

Term:	Approximately 3 Weeks.

Premium:	$1,000 per Warrant with a minimum purchase of 100 Warrant (for a total minimum premium of $100,000), representing 0.90% of the notional amount per Warrant.

Notional Amount:	$111,111.11 per Warrant.

Automatic Exercise:

If the index ending level is less than the strike level, the Warrants will be automatically exercised on the expiration date. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will not receive any cash payment upon expiration.

Payment upon
Automatic Exercise:	If the Warrants are automatically exercised, you will receive the cash settlement amount, where:

Cash Settlement Amount = Notional Amount per Warrant × Index Change

Index Change =	Strike Level – Index Ending Level
Index Starting Level

Index Starting Level:	1,680.00.

Strike Level:	1,646.40, which is 98% of the Index Starting Level.

Index Ending Level:	Closing level of the index on the expiration date.

Example 1: The S&P 500® return is -5.00%.

The index closes at 1,596.00 on the expiration date, a 5% decrease from the index starting level of 1,680.00.

This example illustrates that a 5.00% depreciation in the index over the term of the Warrants will result in an index change of 3.00%. This results in a cash settlement amount of $3,333.33 for each Warrant and a corresponding total return on your initial investment in the Warrants of approximately 233.33%.

Since the index ending level is less than the strike level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Index Change = Cash Settlement Amount

$111,111.11 × 3.00% = $3,333.33

Investor receives $3,333.33 on the cash settlement payment date for each $1,000 Warrant (a 233.33% total return).

Example 2: The S&P 500® return is 7.00%.

The index closes at 1,797.60 on the expiration date, a 7.00% increase from the index starting level of 1,680.00.

This example illustrates that a 7.00% increase in the index over the term of the Warrants will result in an index change of 9.00%. This results in a payment of $0.00 for each Warrant. Since the index ending level is greater than the strike level, the Warrants will not be exercised and your payment upon expiration will be $0.00 (Warrant expires worthless). Therefore, the loss on your initial investment in the Warrants will be 100.00% (a total loss of your initial investment).

Investor receives $0.00 for each $1,000 Warrant at expiration (a 100.00% loss).

Example 3: The S&P 500® return is 1.00%.

The index closes at 1,696.80 on the expiration date, a 1.00% increase from the index starting level of 1,680.00.

This example illustrates that a 1.00% increase in the index over the term of the Warrants will result in an index change of -3.00%. This results in a payment of $0.00 for each Warrant. Since the index ending level is greater than the strike level, the Warrants will not be exercised and your payment upon expiration will be $0.00 (Warrant expires worthless). Therefore, the loss on your initial investment in the Warrants will be 100.00% (a total loss of your initial investment).

Investor receives $0.00 for each $1,000 Warrant at expiration (a 100.00% loss).

Example 4: The S&P 500® return is -2.90%.

The index closes at 1,631.28 on the expiration date, a 2.90% decrease from the index starting level of 1,680.00.

This example illustrates that a 2.90% decrease in the index over the term of the Warrants will result in an index change of 0.90%. This will constitute a break-even level under the assumptions governing this example. As a result, the corresponding cash settlement amount will be equal to the premium per Warrant. Therefore, the total return on your initial investment in the Warrants will be 0%.

Since the index ending level is less than the strike level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Index Change = Cash Settlement Amount

$111,111.11 × 0.90% = $1,000

However, because the index change is equal to 0.90%, which results in a cash settlement amount equal to the premium paid per Warrant, you will not receive a positive return on your investment.

Investor receives $1,000 on the cash settlement payment date for each $1,000 Warrant (a 0.00% total return).

Example 5: The S&P 500® return is -2.50%.

The index closes at 1,638.00 on the expiration date, a 2.50% decrease from the index starting level of 1,680.00.

This example illustrates that a 2.50% decrease in the index over the term of the Warrants will result in an index change of 0.50%. This results in a cash settlement amount of $555.56 for each Warrant and a corresponding loss on your initial investment in the Warrants of approximately 44.44%. Although the index ending level is less than the strike level, the index change is less than 0.90%, which is the minimum index change sufficient to offset the premium paid on the Warrants.

Since the index ending level is less than the strike level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Index Change = Cash Settlement Amount

$111,111.11 × 0.50% = $555.56

However, because the index change is less than 0.90%, the cash settlement amount does not offset the premium paid on the Warrants and you will lose part of your investment.

Investor receives $555.56 on the cash settlement payment date for each $1,000 Warrant (a 44.44% loss).

Example 6: The S&P 500® return is 0.00%.

The index closes at 1,680.00 on the expiration date, a 0.00% increase from the index starting level of 1,680.00.

This example illustrates that a 0.00% flat return of the index over the term of the Warrants will result in an index change of -2.00%. This results in a payment of $0.00 for each Warrant. Since the index ending level is greater than the strike level, the Warrants will not be exercised and your payment upon expiration will be $0.00 (Warrant expires worthless). Therefore, the loss on your initial investment in the Warrants will be 100.00% (a total loss of your initial investment).

Investor receives $0.00 for each $1,000 Warrant at expiration (a total loss of your initial investment).

Accordingly, if the index change is zero or negative, you will lose all of your initial investment.

Hypothetical Return Profile upon Expiration of Your Warrants

Any table, chart or calculation showing hypothetical payment amounts in this prospectus supplement is provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the index on the expiration date, could have on your payment on the cash settlement payment date, as calculated in the manner described herein. Such hypothetical table, chart or calculation is based on levels for the index that may not be achieved on the expiration date and on assumptions regarding terms of the Warrants that will not be set until the trade date.

As calculated herein, the hypothetical payment amounts on your Warrants on the cash settlement payment date may bear little or no relationship to the actual market value of your Warrants on that date or at any other time, including any time over the term of the Warrants that you might wish to sell your Warrants. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Warrants, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Warrants might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the index constituent stocks. The factors listed under “Risk Factors—Owning the Warrant is not the same as owning a short position in the index constituent stocks”, among others, may cause the financial return on your Warrants to differ from the financial return you would receive by investing directly in the index constituent stocks.

We describe various risk factors that may affect the market value of the Warrants, and the unpredictable nature of that market value, under “Risk Factors” beginning on page S-12 of this prospectus supplement.

We cannot predict the levels of the index during the term of your Warrants or, therefore, whether the index ending level will be less than the strike level. Moreover, the assumptions we make in connection with any hypothetical information herein may not reflect actual events. Consequently, that information may give little or no indication of the payment amount (if any) that will be delivered in respect of your Warrants on the cash settlement payment date, nor should it be viewed as an indication of the financial return on your Warrants or of how that return might compare to the financial return if you were to invest directly in the index constituent stocks.

Index Return	Index Ending Level	Index Change	Warrant Value at Expiration	Hypothetical Cash Settlement Amount for 100 Warrants	Gain/Loss on Warrant	Warrant Total Return
10.00%	1814.40	-12.00%	$0.00	$0.00	-$1,000.00	-100.00%
8.00%	1814.40	-10.00%	$0.00	$0.00	-$1,000.00	-100.00%
6.00%	1780.80	-8.00%	$0.00	$0.00	-$1,000.00	-100.00%
5.00%	1764.00	-7.00%	$0.00	$0.00	-$1,000.00	-100.00%
4.00%	1747.20	-6.00%	$0.00	$0.00	-$1,000.00	-100.00%
3.00%	1730.40	-5.00%	$0.00	$0.00	-$1,000.00	-100.00%
2.00%	1713.60	-4.00%	$0.00	$0.00	-$1,000.00	-100.00%
1.00%	1696.80	-3.00%	$0.00	$0.00	-$1,000.00	-100.00%
0.00%	1680.00	-2.00%	$0.00	$0.00	-$1,000.00	-100.00%
-1.00%	1663.20	-1.00%	$0.00	$0.00	-$1,000.00	-100.00%
-2.00%	1646.40	0.00%	$0.00	$0.00	-$1,000.00	-100.00%
-2.90%	1631.28	0.90%	$1,000.00	$100,000.00	$0.00	0.00%
-3.00%	1629.60	1.00%	$1,111.11	$111,111.00	$111.11	11.11%
-3.50%	1621.20	1.50%	$1,666.67	$166,667.00	$666.67	66.67%
-4.00%	1612.80	2.00%	$2,222.22	$222,222.00	$1,222.22	122.22%

Risk Factors

The return on the Warrants, if any, is linked to the performance of the S&P 500® Index (the “index”), and will depend on whether the index ending level is greater than, equal to or less than the strike level. If the index ending level for the Warrants is equal to or greater than the strike level, you will lose your entire initial investment in the Warrants. Investing in the Warrants is not equivalent to taking a short position in the index constituent stocks themselves, for a variety of reasons, including because (1) you will only earn a positive return on your investment if the index level decreases by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) and (2) the leveraged nature of the Warrants. For other significant reasons, see “Risk Factors — Owning the Warrants is not the same as owning a short position in the index constituent stocks” below. This section describes the most significant risks relating to the Warrants. We urge you to read the following information about these risks, together with the other information in this prospectus supplement, the index supplement and the accompanying prospectus before investing in the Warrants.

The Warrants are short-term options and do not guarantee any return of your initial investment. You may lose some or all of your initial investment in the Warrants.

Your Warrants will be automatically exercised or expire worthless on the expiration date and are not exercisable at your option. The Warrants will be “in-the-money”, i.e., you will get back at least some of your initial investment, only if the index ending level is less than the strike level. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants.

If the index ending level is less than the strike level (i.e. the Warrants are in-the-money), but the index change is less than 0.90%, you will receive a cash settlement amount that is less than the premium and will, therefore, lose part of your initial investment in the Warrants. You will not receive a cash settlement amount upon expiration in excess of the premium, and therefore a positive return on your initial investment, unless the index change is greater than 0.90%. Accordingly, to get back your initial investment (a 0% total return), the level of the index must decrease by at least 2.90% from the trade date to the expiration date such that the index ending level is below the strike level by at least the 0.90% premium. You should therefore be prepared to lose some or all of your initial investment in the Warrants.

See “Prospectus Supplement Summary — What are the steps to calculate the cash settlement amount?” on page S-6 and “General Terms of the Warrants — Payment to Holders of the Warrants — Cash Settlement Amount” on page S-24 for a description of how the cash settlement amount will be calculated.

The Warrants are not standardized options issued by the Options Clearing Corporation.

The Warrants are not standardized options of the type issued by the OCC, a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of the Warrants must look solely to UBS for performance of its obligations to pay the cash settlement amount, if any, upon expiration of the Warrants. Further, the market for the Warrants is not expected to be as liquid as the market for OCC standardized options.

The Warrants are unsubordinated, unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt.

The Warrants are subject to increased market risk of the index.

The return on the Warrants, which may be positive or negative, is directly linked to the performance of the index and indirectly linked to the value of the stocks (“index constituent stocks”) comprising the index. The level of the index can rise or fall sharply due to factors specific to the index or its index constituent stocks, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. In addition, the Warrants have an increased sensitivity to market risk. Because your investment in the Warrants provides for leveraged inverse exposure to the index, changes in the level of the index (both positive and negative) will have a greater impact on the value of the Warrants prior to the expiration date, and the Cash Settlement Amount, if any, on your Warrants on the expiration date.

No assurance that the investment view implicit in the Warrants will be successful.

It is impossible to predict whether and the extent to which the level of the index will rise or fall. There can be no assurance that the index ending level will be less than the strike level on the expiration date. The index ending level will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the index and the index constituent stocks, and the risk of losing some or all of your initial investment.

Any payment on the Warrants is subject to the creditworthiness of UBS.

The Warrants are unsubordinated, unsecured contractual obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Warrants, including any repayment of your initial investment, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Warrants and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Warrants and you could lose your entire initial investment.

The time remaining to the expiration date may adversely affect the market price of the Warrants.

You will lose your entire initial investment if the level of the index fails to decrease over the term of the Warrants. This risk reflects the nature of a warrant as an asset which tends to decline in value over time (generally referred to as time decay) and which may be worthless when it expires if the warrant is “out-of-the-money” (i.e., the index ending level is equal to or greater than the strike level), which could occur if the index level fails to decrease sufficiently over the term of the Warrants. Assuming all other factors that may affect the price of a Warrant are held constant, the more a Warrant is out-of-the-money and the shorter its remaining time to expiration, the greater the risk that the Warrants will expire worthless and you will lose all of your initial investment. Therefore, the market value of the Warrants is likely to reflect the extent of the rise or decline in the level of the index in connection with the time remaining to the expiration date. In addition, because of the short-dated nature of the Warrants, the time decay will be accelerated as compared to longer dated Warrants.

The Warrants are suitable only for investors with options-approved accounts.

We are requiring that Warrants be sold only to investors with options-approved accounts approved for the purchase of put options. Investors considering purchasing the Warrants should be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances.

Owning the Warrants is not the same as owning a short position in the index constituent stocks.

The return on your Warrants will not reflect the return you would realize if you actually shorted the index constituent stocks and held such investments for a similar period because:

•

the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the index constituent stocks during the term of the Warrants, and not on (i) whether the index ending level is less than the strike level and (ii) whether the index change is positive by an amount sufficient for your cash settlement amount at expiration to offset the premium paid on the Warrants;

•	a short position in the index constituent stocks is likely to have tax consequences that are different from an investment in the Warrants;

•

a short position in the index constituent stocks would not be subject to time decay (whereas the Warrants, assuming no change in market conditions that may affect the price of the Warrants after purchase, may be subject to a decline in value over time even if the level of the index does not appreciate from the index starting level during the term of the Warrants); and

Even if the level of the index is less than the strike level during the term of the Warrants, the market value of the Warrants may not increase by a proportionate amount because of other factors, such as time to expiration, the level of the index relative to the strike level, the volatility of the index, dividends paid on the index constituent stocks, interest rates in the market, as well as our perceived creditworthiness. For these reasons, among others, it is also possible for the level of the index to decrease while the market value of the Warrants declines.

The formula for calculating the cash settlement amount does not take into account all developments in the index.

Changes in the level of the index during the term of the Warrants before the expiration date may not be reflected in the calculation of the amount payable, if any, upon the cash settlement payment date of the Warrants. The calculation agent will calculate the cash settlement amount by comparing only the strike level relative to the closing level of the index on the expiration date. No other levels will be taken into account. As a result, you may lose some or all of your initial investment even if the level of the index has decreased at certain times during the term of the Warrants before rising to a level greater than the breakeven level (the level to which the index must depreciate before investors will receive a cash settlement amount sufficient to offset their initial investment) of the Warrant on the expiration date.

The calculation agent can postpone the determination of the index ending level and therefore the cash settlement payment date if a market disruption event occurs on the expiration date.

The determination of the index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the expiration date. If such a postponement occurs, then the calculation agent will instead use the closing level of the index on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will the expiration date for the Warrants be postponed by more than eight trading days. As a result, the cash settlement payment date for the Warrants could also be postponed, although not by more than eight trading days.

If the expiration date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the expiration date on which the index ending level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final level that would have prevailed in the absence of the market disruption event. See “General Terms of the Warrants — Market Disruption Event” on page S-26.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Warrants—Sales in the secondary market may result in significant losses.

You should be willing to hold your Warrants until the expiration date. There may be little or no secondary market for the Warrants. The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Warrants, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

Furthermore, even if there is a secondary market for the Warrants, there may be times when Warrant prices will not maintain their customary or anticipated relationships to the index constituent stocks. Changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity or even the orderliness of any secondary market for particular Warrants. Unusual events—such as market disruption events, including computer malfunction, fire or natural disaster or even extraordinary trading volume—may affect normal market operations. If trading is halted or suspended in one or more of the exchanges for index constituent stocks (or listed options thereof), any secondary market making of the Warrants on that index may also be halted.

If you sell your Warrants prior to the expiration date, you may have to do so at a substantial discount from the premium, and as a result, you may suffer substantial losses, even in cases where the level of the index has declined since the trade date to the breakeven level of the Warrant. The potential returns described herein are possible only in the case that you hold your Warrants until the expiration date.

The market value of the Warrants may be influenced by unpredictable factors.

The market value of your Warrants may fluctuate between the date you purchase them and the expiration date, when the calculation agent will determine your cash settlement amount. Several factors, many of which are beyond our control, will influence the market value of the Warrants. We expect that generally the level of the index on any day will affect the market value of the Warrants more than any other single factor. Other factors that may influence the market value of the Warrants include:

•	the time remaining to the expiration date of the Warrants;

•	the level of the index relative to the index starting level and the strike level of the Warrant;

•	the volatility of the index (i.e., the frequency and magnitude of changes in the level of the index over the term of the Warrants);

•	the composition of the index and changes to the index constituent stocks;

•	the market prices of the index constituent stocks;

•

the dividend rate paid on the index constituent stocks (while not paid by the holders of the Warrants, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of the index and therefore affect the market value of the Warrants);

•	interest rates in the U.S. market and each market related to the index;

•	supply and demand for the Warrants, including inventory positions with UBS Securities LLC or any other market-maker;

•	the creditworthiness of UBS; and

•	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the index and equity markets generally.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Warrants may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the premium is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Warrants in secondary market transactions will likely be lower than the premium, since the premium is likely to include, and secondary market prices are likely to exclude, any commissions or other compensation paid with respect to, or embedded profit in, the Warrants. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The price at which UBS Securities LLC and its affiliates may offer to buy the Warrants in the secondary market (if any) may be greater than UBS’ valuation of the Warrants at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements.

For a limited period of time following the issuance of the Warrants, UBS Securities LLC or its affiliates may offer to buy or sell such Warrants at a price that exceeds (i) our valuation of the Warrants at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Warrants following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount (if any), hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified in the “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any)” section of the relevant final prospectus supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Warrants, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of financial products of UBS such as the Warrants. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Warrants and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of options or warrants. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE INDEX

UBS and its affiliates have no affiliation with the index sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with index sponsor (except for licensing arrangements discussed herein) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the index. If the index sponsor discontinues or suspends the calculation of the index, it may become difficult to determine the market value of the Warrants and the cash settlement amount. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the index exists, the payment you receive on the cash settlement payment date will be determined by the calculation agent. See “General Terms of the Warrants—Market Disruption Event” on page S-26 and “General Terms of the Warrants—Role of Calculation Agent” on page S-27. The index sponsor is not involved in the offer of the Warrants in any way. The index sponsor does not have any obligation to consider your interests as an owner of the Warrants in taking any actions that might affect the market value of your Warrants or the cash settlement amount.

We have derived the information about the index sponsor and the index from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the index sponsor or the index. You, as an investor in the Warrants, should make your own independent investigation into the index sponsor and the index for your Warrants.

Changes that affect the index will affect the market value of your Warrants and the cash settlement amount.

The policies of the index sponsor concerning the calculation of the index, additions, deletions or substitutions of the index constituent stocks and the manner in which changes affecting the index constituent stocks or the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) are reflected in the index, could affect the level of the index and, therefore, could affect the cash settlement amount and the market value of your Warrants prior to the expiration date. The cash settlement amount and the market value of the Warrants could also be affected if the index sponsor changes these policies, for example by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the Warrants. If events such as these occur, or if the index ending level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the index ending level—and thus the cash settlement amount—in a manner it considers appropriate.

Historical performance of the index should not be taken as an indication of the future performance of the index during the term of the Warrants.

The market prices of the index constituent stocks will determine the level of the index. The historical performance of the index should not be taken as an indication of the future performance of the index. As a result, it is impossible to predict whether the level of the index will rise or fall. Market prices of the index constituent stocks will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituent stocks.

The index reflects price return, not total return.

The return on your Warrants is based on the performance of the index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your Warrants will not include such a total return feature or dividend component.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituent stocks, futures, options, exchange -traded funds or other derivative products on such index constituent stocks or the index may impair the market value of the Warrants.

As described below under “Use of Proceeds and Hedging” on page S-29, UBS or its affiliates may hedge their obligations under the Warrants by purchasing the index constituent stocks, futures or options on the index constituent stocks or the index, or exchange -traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituent stocks or the index, and they may adjust these hedges by, among other things, purchasing or selling the index constituent stocks, futures, options, or exchange -traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituent stocks or the index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such index constituent stocks and/or the level of the index and, therefore, the cash settlement amount and the market value of the Warrants. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Warrants declines. No holder of the Warrants will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituent stocks and other investments relating to the index constituent stocks or the index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituent stocks and the level of the index and, therefore, the cash settlement amount and the market value of the Warrants. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituent stocks or the index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Warrants.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Warrants, although they are not obligated to do so. As market makers, trading of the Warrants may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Warrants in their inventory. The supply and demand for the Warrants, including inventory positions of market makers, may affect the secondary market price for the Warrants.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the index or the index constituent stocks that are not for the account of holders of the Warrants or on their behalf. These trading activities may present a conflict between the holders’ interest in the Warrants and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the index, could be adverse to the interests of the holders of the Warrants.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Warrants as beneficial owners of the Warrants. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the index constituent stocks and the level of the index and, therefore, the cash settlement amount and the market value of the Warrants.

We and our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Warrants and may do so in the future. Any such research, opinions or recommendations could affect the level of the index or the market value of, and the return on, the Warrants.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Warrants, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Warrants. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Warrants. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Warrants and the index.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the cash settlement amount, if any, due on the cash settlement payment date. We may change the calculation agent after the original issue date of the Warrants without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Warrants— Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituent stocks or the index has occurred or is continuing on the expiration date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the cash settlement amount, the calculation agent may have a conflict of interest if it needs to make any such decision. Furthermore, as UBS determines the economic terms of the Warrants, and such terms include hedging costs, issuance costs and projected profits, the Warrants represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Warrants.

UBS and its affiliates act in various capacities with respect to the Warrants. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Warrants. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Warrants and such compensation may serve as an incentive to sell these Warrants instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Warrants. Furthermore, given that UBS Securities LLC’s and its affiliates’ temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC’s and its affiliates from recommending sale of your Warrants in the secondary market.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Warrants are uncertain.

Significant aspects of the tax treatment of the Warrants are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Warrants, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page S-30 of this prospectus supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the IRS has announced in IRS Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or certain other financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation has also been introduced that, if it had been enacted, could have affected the tax treatment of derivative contracts. Although neither IRS Notice 2008-2 nor proposed legislation would by their terms apply to contracts that are treated as put options for U.S. income tax purposes, future legislation or IRS guidance could change current law treatment of such options, perhaps retroactively. In the event that any such treatment is adopted, a U.S. holder may be required to accrue ordinary income over the term of the Warrants.

In 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Description of the Index

We have derived all information regarding the S&P 500® Index (the “S&P Index”) contained in this prospectus supplement, including, without limitation, its composition, methods of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the index sponsor. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the S&P 500 Index. The index sponsor has no obligation to continue to publish, and may discontinue publication of, the index. Additional information concerning the S&P 500 Index may be found out at http://www.standardandpoors.com. Information from outside sources is not incorporated by reference herein and should not be considered part of the prospectus supplement.

Index Composition

The S&P 500 Index is based on the relative value of the aggregate market value of specified classes of common stock of 500 companies (the “S&P Index Constituent Stocks”) as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943 (the “Base Period”). The S&P Index Constituent Stocks do not represent the common stocks of the 500 largest companies listed on the New York Stock Exchange and not all 500 companies whose common stock are included in the S&P Index are listed on the New York Stock Exchange. Stocks are chosen for inclusion in the S&P Index by the S&P Index Committee with the goal of ensuring that the S&P Index is a leading indicator of United States equities, reflecting the risk and return characteristics of the broader large cap universe on an ongoing basis. The S&P Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

Only common stock of operating companies, real estate investment trusts (excluding mortgage REITs) and business development companies are eligible for inclusion in the S&P Index. The common stock of closed-end funds, holding companies, partnerships, investment vehicles and royalty trusts are not eligible for inclusion in the S&P Index. Further, for the common stock of a company to be eligible for inclusion in the S&P Index it must meet all of the following additional criteria, as determined by the S&P Index Committee in its sole discretion:

•	Market Capitalization — Unadjusted market capitalization of US $4 billion or more. The ranges are reviewed from time to time by the S&P Index Committee to assure consistency with market conditions.

•

Liquidity — Adequate liquidity and reasonable price – the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•	Public Float — Public float of at least 50% of the common stock.

•

Sector Classification — Contribution to sector balance maintenance, as measured by a comparison of each sector’s weight in an index with its weight in the market, in the relevant market capitalization range.

•

Financial Viability — Financial viability as generally measured for four consecutive quarters of positive as-reported earnings. Another measure of financial viability is a company’s balance sheet leverage, which should be operationally justifiable in the context of both its industry peers and its business model.

•	Treatment of Initial Public Offerings — Initial public offerings should be seasoned for at least six to twelve months.

•

United States Company — Companies listed must be U.S. companies with the following characteristics: (1) files 10-K annual reports with the SEC and is not considered a foreign entity by the SEC; (2) the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50% (when these factors are in conflict, assets determine plurality; revenue determines plurality when there is incomplete asset information); (3) the primary listing of common stock is the NYSE (including NYSE Arca and NYSE Amex), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market (ADRs are not eligible); and (4) the company’s corporate governance structure is consistent with U.S. practice. Where criteria (2) is not met or is ambiguous, a company may still be eligible for inclusion if its primary listing, headquarters, and incorporation are all in the U.S. or certain enumerated offshore locations. Where the only factor suggesting that a company is not a U.S. company is its tax registration in one of the enumerated offshore locations or another location chosen for tax-related reasons, the index sponsor will generally determine that the company is still a U.S. company.

Ten main groups of companies comprise the S&P Index, with the number of companies included in each group as of September 30, 2013 indicated below: Consumer Discretionary (83); Consumer Staples (40); Energy (43); Financials (81); Health Care (55); Industrials (63); Information Technology (67); Materials (31); Telecommunications Services (6) and Utilities (31). Constituent weightings and sector allocations may be found at http://us.spindices.com/indices/equity/sp-500 under “Sector Breakdown.” Sector designations are determined by the index sponsor, or by the sponsor of the classification system, using criteria it has selected or developed. Index and classification system sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Computation Methodology

The calculation of the value of the S&P Index is based on the relative value of the aggregate Market Value of the common stocks of approximately 500 companies as of a particular time as compared to the aggregate Market Value of the common stocks of approximately 500 similar companies during the Base Period. The “market value” of any index constituent stock is the total float-adjusted market capitalization of such index constituent stock. Where the company has multiple classes of stock the market value calculated by determining the weighted average “investable weight factor” (“IWF”) for the stock by using the proportion of total company market capitalization of each share class as the weights. The result is then reviewed to assure that when the weighted average IWF is applied to the class included in the S&P Index, the shares to be purchased are not significantly larger than the available float for the included class.

The level of the S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all the S&P Index Constituent Stocks relative to the Base Period. An indexed number is used to represent the results of this calculation in order make the value easier to work with and track over time. The actual total Market Value of the S&P Index Constituent Stocks in the S&P Index during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the level of S&P Index Constituent Stocks by a number called the “S&P Divisor”. By itself, the S&P Divisor is an arbitrary number. However, in the context of the calculation of the level of the S&P Index, it is the only link to the original Base Period value of the S&P Index. Continuity in the S&P Index value is maintained by adjusting the S&P Divisor for certain events as described below.

Changes to the S&P Index are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather changes in response to corporate actions and market developments can be made at any time.

License Agreement

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the Warrants. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Warrants are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Warrants particularly, or the ability of the S&P Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the

Warrants. S&P has no obligation to take the needs of UBS or the owners of the Warrants into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Warrants to be issued or in the determination or calculation of the equation by which the Warrants are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Warrants.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your Warrants. The following table sets forth the quarterly high and low closing levels for the index, based on daily closing levels, as reported by Bloomberg. The closing level of the index on October 4, 2013 was 1690.50. Past performance of the index is not indicative of the future performance of the index.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2009	3/31/2009	934.70	676.53	797.87
4/1/2009	6/30/2009	946.21	811.08	919.32
7/1/2009	9/30/2009	1071.66	879.13	1057.08
10/1/2009	12/31/2009	1127.78	1025.21	1115.10
1/4/2010	3/31/2010	1174.17	1056.74	1169.43
4/1/2010	6/30/2010	1217.28	1030.71	1030.71
7/1/2010	9/30/2010	1148.67	1022.58	1141.20
10/1/2010	12/31/2010	1259.78	1137.03	1257.64
1/3/2011	3/31/2011	1343.01	1256.88	1325.83
4/1/2011	6/30/2011	1363.61	1265.42	1320.64
7/1/2011	9/30/2011	1353.22	1119.46	1131.42
10/3/2011	12/30/2011	1285.09	1099.23	1257.60
1/3/2012	3/30/2012	1416.51	1277.06	1408.47
4/2/2012	6/30/2012	1419.04	1278.04	1362.16
7/2/2012	9/28/2012	1465.77	1334.76	1440.67
10/1/2012	12/31/2012	1461.40	1353.33	1426.19
1/2/2013	3/28/2013	1569.19	1457.15	1569.19
4/1/2013	6/28/2013	1669.16	1541.61	1606.28
7/1/2013	9/30/2013	1725.52	1614.08	1681.55
10/1/2013*	10/4/2013*	1695.00	1678.66	1690.50

*

As of the date of this prospectus supplement, available information for the fourth calendar quarter of 2013 includes data for the period from October 1, 2013 through October 4, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

The graph below illustrates the performance of the index from January 3, 2000 through October 4, 2013 based on information from Bloomberg. Past performance of the index is not indicative of the future performance of the index.

General Terms of the Warrants

The following is a summary of the general terms of the Warrants. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere herein and in the accompanying prospectus. In this section, references to “holders” mean those who own the Warrants registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Warrants registered in street name or in the Warrants issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Warrants should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Warrants are part of a series that we may issue, from time to time, under the warrant indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Warrants. Terms that apply generally to all Warrants are described in “Description of Warrants We May Offer” in the accompanying prospectus. The terms described herein (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the premium and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Warrants. If you have purchased the Warrants in a market-making transaction after the initial sale, information about the premium and date of sale to you will be provided in a separate confirmation of sale. We describe the terms of the Warrants in more detail below.

Currency

Amounts that become due and payable on your warrants will be payable in U.S. dollars.

Coupon

We will not pay you interest during the term of the Warrants.

Denominations

The Warrants are unsubordinated, unsecured contractual obligations of UBS, with a premium of $1,000 per Warrant, and a minimum purchase of 100 Warrants (for a total minimum premium of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a premium of $1,000 per Warrant.

Exercise of Warrants; Worthless Expiration

The Warrants are not exercisable at the option of the holder. The Warrants will be automatically exercised or will expire worthless on the expiration date. The Warrants will:

•	Expire Worthless: If the index ending level is equal to or greater than the strike level; or

•	Automatically be Exercised: If the index ending level is less than the strike level.

Payment to Holders of the Warrants — Cash Settlement Amount

The Warrants are put warrants linked to the performance of the index, meaning that the economic return a holder of the Warrants receives is a function of the extent to which the level of the index decreases from the trade date to the expiration date. The Warrants will be automatically exercised or expire worthless on the expiration date. The cash settlement amount you receive on the cash settlement payment date, if any, will be based on the index ending level relative to the strike level, as described below:

➢

If the index ending level is less than the strike level, the Warrants will be automatically exercised, and UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount × Index Change

➢	If the index ending level is equal to or greater than the strike level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose your entire initial investment and will not receive any cash payment upon expiration.

The “premium” or “initial investment” is $1,000 per warrant representing 0.90% of the notional amount per Warrant.

The “notional amount” is $111,111.11 per Warrant.

The “index change” is the quotient, expressed as a percentage of (i) the strike level minus the index ending level divided by (ii) the index starting level. The index change may be positive or negative and is calculated as follows:

Index Change =	Strike Level – Index Ending Level
Index Starting Level

The “index starting level” equals 1683.61, a level of the index selected by the calculation agent on the trade date.

The “strike level” is 1649.94, or 98% of the index starting level.

The “index ending level” will be equal to the closing level of the index on the expiration date.

The “cash settlement payment date” is October 30, 2013 (which is on or around the third business day following the expiration date) and is subject to postponement in the event of the occurrence of a market disruption event as described herein.

The index level must decrease by 2.90% relative to the index starting level (which means an index change of more than 0.90% relative to the index starting level) for you to receive a positive return on your initial investment. If the index change is positive but less than 0.90%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or greater than the strike level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants. Therefore, to receive an amount equal to or greater than your initial investment at expiration, the level of the index must decrease by at least 2.90% on the expiration date relative to the index starting level, such that the index ending level is below the strike level by at least the 0.90% premium. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose your entire initial investment.

Closing Level

The closing level of the index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents, as determined by the calculation agent.

Expiration Date

We currently expect the expiration date to be October 25, 2013, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the expiration date for the Warrants will be the first following trading day on which the closing level of the index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to the index. In no event, however, will the expiration date for the Warrants be postponed by more than eight trading days with respect to the index.

If the expiration date occurs on a day that is not a trading day, the expiration date will be the next following trading day.

Cash Settlement Payment Date

We currently expect the cash settlement payment date to be October 30, 2013, unless that day is not a business day, in which case the cash settlement payment date will be the next following business day. If the third business day before this applicable day does not qualify as the expiration date as determined in accordance with “ — Expiration date” above, then the payment date will be the third business day following such expiration date. If the calculation agent postpones the expiration date with respect to the index, the cash settlement payment date will be automatically postponed to maintain the same number of business days between the postponed expiration date and the expiration date existed prior to the postponement of the expiration date. The calculation agent may postpone the expiration date for the index if a market disruption event occurs or is continuing with respect to such index on a day that would otherwise be the expiration date. We describe market disruption events under “— Market Disruption Event” below.

Market Disruption Event

The calculation agent will determine the index ending level based upon the closing level of the index on the expiration date. As described above, the expiration date may be postponed with respect to the index, and thus the determination of the index ending level with respect to such expiration date may be postponed, if the calculation agent determines that, on the expiration date, a market disruption event has occurred or is continuing with respect to such index. If such a postponement occurs, the calculation agent will determine the index ending level with reference to the closing level for the index on the first trading day on which no market disruption event occurs or is continuing with respect to the index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the expiration date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level of the index. In no event, however, will the expiration date be postponed by more than eight trading days.

If the determination of index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the index ending level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with respect to the index related to the Warrants, in each case as determined by the calculation agent:

•

a suspension, absence or material limitation of trading in a material number of index constituent stocks, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituent stocks;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to a material number of index constituent stocks in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;

•

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituent stocks or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the index or a material number of index constituent stocks in the primary market or markets for those options or contracts;

•	the index is not published; or

•

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the

Warrants that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituent stocks and instruments linked to the index generally.

A limitation on the hours or numbers of days of trading, will not be a market disruption event, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation.

If the index sponsor discontinues publication of the index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing level of the index, index return, index change, index starting level, strike level, index ending level and the cash settlement amount by reference to such successor index.

If the calculation agent determines that the publication of the index is discontinued and that there is no successor index on any date when the level of such index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index.

If the calculation agent determines that any index constituent stocks or the method of calculating the index have been changed at any time in any respect that causes the level of the index not to fairly represent the level of the index had such changes not been made or that otherwise affects the calculation of the closing levels of the index, index return, index change, index starting level, strike level, index ending level or the cash settlement amount, then the calculation agent may make adjustments in this method of calculating the index that it believes are appropriate to ensure that the index change used to determine the cash settlement amount is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituent stocks, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituent stocks, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the index, index change, index return, index starting level, strike level, index ending level and the cash settlement amount or otherwise relating to the level of the index will be made by the calculation agent.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Warrants without notice. The calculation agent will make all determinations regarding the cash settlement amount of your Warrants, market disruption events, business days, trading days, the index starting level, the index ending level and the amount payable in respect of your Warrants, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of Warrants at expiration will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Warrants are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depository.

Business Day

When we refer to a business day with respect to your Warrants, we mean any day that is a business day of the kind described in “Description of Warrants We May Offer — Payment When Offices are Closed” in the accompanying prospectus.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for the securities constituting the index, as determined by the calculation agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder of the Warrants will be repaid or redelivered to us. After that two-year period, the holder of the Warrants may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

Booking Branch

The booking branch of UBS AG will be London Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Warrants for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Warrants as described below.

In anticipation of the sale of the Warrants, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituent stocks or the index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

•	acquire or dispose of long or short positions of index constituent stocks or other securities of issuers of the index constituent stocks;

•

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the index or the value of the index constituent stocks;

•

acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

•	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Warrants from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the expiration date. That step may involve sales or purchases of the index constituent stocks, listed or over-the-counter options or futures on the index constituent stocks, the index or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the index or markets relating to the index. No holder of the Warrants will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Warrants from time to time and the cash settlement amount for your Warrants. See “Risk Factors” beginning on page S-12 of this prospectus supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Warrants. It does not purport to be a complete analysis of all tax considerations relating to the Warrants. Prospective purchasers of the Warrants should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Warrants and receiving payments of amounts under the Warrants. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

This discussion applies to you only if you acquire Warrants in the offering and you hold your Warrants as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or certain other financial institutions,

•	a regulated investment company,

•	a real estate investment trust,

•	a life insurance company,

•	a tax-exempt organization,

•

a person that owns Warrants as part of a straddle, a hedging or conversion transaction or other integrated transaction for tax purposes, or who enters into a “constructive sale” or “wash sale” with respect to the Warrants,

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These legal authorities are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Warrant and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Warrants, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Warrants should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Warrants.

We will not attempt to ascertain whether any entity the stock of which is included in the relevant index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC, upon the taxable disposition (including cash settlement) of the relevant warrant. You should refer to information filed with the Securities and Exchange Commission or an equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if such entity is or becomes a PFIC or USRPHC.

You should consult your own tax advisor regarding the U.S. federal, state and local tax consequences of owning and disposing of Warrants in your particular circumstances.

Tax Treatment of Warrants

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations by us, the Warrants should be treated as put options for U.S. federal income tax purposes. Pursuant to the terms of the Warrants, you have agreed to treat the Warrants in such manner for U.S. federal income tax purposes. Except as otherwise noted below, the discussion below assumes that the Warrants will be so treated.

Tax Treatment of U.S. Holders

Prior to any sale, exchange, exercise or expiration of your Warrant, you should generally not recognize any taxable income, gain and loss in respect of your Warrants.

Upon a sale, exchange, exercise or expiration of your Warrants, you should recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your Warrants. In general, your tax basis in a Warrant should be equal to the amount you paid to acquire the Warrant. Capital gain or loss recognized by a U.S. holder in respect of the Warrants should be short term capital gain or loss given the stated maturity of the Warrants. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in Warrants

Due to the absence of authorities that directly address the proper tax treatment of the Warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Warrants described above. If the IRS were successful in asserting an alternative treatment of the Warrants, the timing and character of income on your Warrants could differ materially from our description herein. For example, the IRS might treat the Warrants as debt instruments issued by us. Therefore, it is possible the Warrants could be treated as a debt instrument subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent payments. You should consult your tax advisor as to the tax consequences of such characterization. Additionally if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS. Alternatively, it is possible that the IRS might assert that the Warrants represent separate put options on the components of the index or an ownership interest in such components, in which case you might be required to recognize gain or loss on any rebalancing of the index

Other alternative U.S. federal income tax characterizations of the Warrants might also require you to include amounts in income during the term of the Warrants (including marked-to-market), without regard to how long you held the Warrants. Accordingly, you should consult your tax adviser regarding the United States federal income tax consequences of an investment in the Warrants.

IRS Notice 2008-2

The IRS has announced that it and the Treasury Department are considering whether holders of prepaid forward or certain other financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation has also been introduced that, if it had been enacted, could have affected the tax treatment of derivative contracts. Although neither IRS Notice 2008-2 nor proposed legislation would by their terms apply to contracts that are treated as put options for U.S. income tax purposes, future legislation or IRS guidance could change current law treatment of such options, perhaps retroactively. In the event that any such treatment is adopted, a U.S. holder may be required to accrue ordinary income over the term of the Warrants.

Recent Legislation

Medicare Tax on Net Investment Income.  Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Warrants, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Holders should consult their advisers with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets. Under recently enacted legislation, U.S. holders that are individuals (and to the extent provided in final regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the Warrants.

Treasury Regulations Requiring Disclosure of Reportable Transactions.

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Warrants or a sale of the Warrants should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Warrants or a sale of the Warrants to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Warrants.

Backup Withholding and Information Reporting.

There should be no backup withholding or information reporting requirements upon the exercise of your Warrants. However, if you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments to you of the proceeds from the sale of your Warrants effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder, and you either fail to provide an accurate taxpayer identification number, are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or, in certain circumstances, fail to comply with applicable certification requirements.

Payment of the proceeds from the sale of Warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Warrant that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Warrants effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-U.S. Holders. If you are not a U.S. holder, subject to Section 871(m) and FATCA (as discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Warrants or to generally applicable information reporting and backup withholding requirements upon the sale of your Warrants if you comply with certain certification and identification requirements as to your foreign status (by providing a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8).

In general, gain realized on the sale, exchange, automatic call or retirement of the Warrants by a Non-U.S. holder will not be subject to U.S. federal income tax, unless:

➢	the gain with respect to the Warrants is effectively connected with a trade or business conducted by the Non-U.S. holder in the United States, or

➢

the Non-U.S. holder is a nonresident alien individual who holds the Warrants as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the Warrants by the Non-U.S. holder is described in either of the two preceding bullet points, the Non-U.S. Holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

We will not attempt to ascertain whether the issuer of any of the constituents of the Index would be treated as a “United States real property holding corporation” within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). If the issuer of one or more of such constituents were so treated, certain adverse U.S. federal income tax consequences could possibly apply.

We do not intend to treat the Warrants as “United States real property interests” as defined in section 897 of the Internal Revenue Code. However, if the IRS were to successfully assert that the Warrants are, in fact, United States real property interests, any gain to a non-U.S. Holder in respect of a Warrant upon a sale, exchange, redemption or other taxable disposition of the Warrant would be subject to U.S. federal income tax on a net income basis. If a withholding agent were to treat the Warrants as United States real property interests, the proceeds from a taxable disposition would generally be subject to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the Warrants as United States real property interests.

Section 871(m) of the Internal Revenue Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Warrants, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Warrants on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Warrants in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Warrants to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF WARRANTS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE WARRANTS.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Warrants by a Plan with respect to which UBS Securities LLC, or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Warrants by a Plan with respect to which UBS Securities LLC, or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Warrants on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Warrants. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Warrants, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Warrants is eligible for relief under 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

UBS will agree to sell to UBS Securities LLC (the “Agent”) and the Agent will agree to purchase from UBS, the aggregate premium amount of the Warrants specified on the front cover of this prospectus supplement.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Warrants. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Warrants after its initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Warrants against payment for the Warrants on or about the third business day following the trade date.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Warrants within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from any public offering of the Warrants, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Warrants in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

UBS Securities LLC and its affiliates may offer to buy or sell the Warrants in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Warrants at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC or any affiliates customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Warrants immediately after the trade date in the secondary market is expected to exceed the internal valuation of the Warrants as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a 1 week period, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Warrants and may stop making a market at any time.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-178960

PROSPECTUS SUPPLEMENT (To Prospectus dated January 11, 2012)

Index Supplement

Debt Securities and Warrants

Linked to an Index or a Basket of Indices

UBS AG may offer and sell from time to time certain debt securities and warrants (collectively, the “Securities”), as part of our Medium-Term Notes, Series A, linked to an index or a basket of indices. Prospectus supplements that we may file with the SEC from time to time, which we may refer to as the “product supplements”, describe some of the general terms that apply to the Securities and the general manner in which they may be offered. This prospectus supplement, which we refer to as an “index supplement”, describes some of the potential indices to which the Securities may be linked, as well as related matter concerning the relationship, if any, between UBS AG and the sponsors or publishers of each such index. The specific terms of any Securities that we offer will be described for each particular offering of Securities in a separate prospectus supplement, which we may refer to as a “pricing supplement”. A pricing supplement will describe the specific terms of the Securities, including the name of the underlying index or indices comprising the weighted basket of indices to which the return on the Securities is linked and any additions or changes to the terms specified in the product supplement relating to the Securities or the descriptions of the relevant index or indices set forth in this index supplement. If there is any inconsistency between the terms described in an applicable pricing supplement and those described in this index supplement, the terms described in the applicable pricing supplement will be controlling.

This index supplement describes only select indices to which the Securities may be linked. We do not guarantee that we will offer Securities linked to any of the indices described herein. In addition, we may in the future offer Securities linked to an index that is not described herein. In such an event, we will describe any such additional index in an applicable pricing supplement.

Issuer:	UBS AG

Potential Underlying Indices:	U.S. Indices	Non-U.S. Indices

Dow Jones Industrial Average® Index

Nasdaq-100® Index

Russell 2000® Index

S&P 500® Index

Commodity Indices

Dow Jones-UBS Commodity IndexSM

The UBS Bloomberg Constant
Maturity Commodity Index (CMCI) Excess Return

Rogers International Commodity Index® Excess ReturnSM

NYSE Arca Hong Kong 30 Index

EURO STOXX 50® Index

FTSETM 100 Index

FTSE China 25 IndexTM

Hang Seng China Enterprises Index

KOSPI 200 Index

MSCI-EAFE® Index

MSCI® Emerging Markets IndexSM

Nikkei® 225 Index

S&P/ASX 200® Index

Swiss Market Index (SMI)®

See “Risk Factors” in the applicable product supplement and pricing supplement for risks related to an investment in any series of the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated January 24, 2012

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this index supplement together with the prospectus dated January 11, 2012, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any applicable prospectus supplement, including any product supplement or any pricing supplement that we may file with the SEC from time to time, which contains a description of the terms of particular categories of Securities or the specific terms of your Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Other than the above website containing the prospectus dated January 11, 2012, the information on any other website that is referred to in this index supplement is not and will not be deemed to be part of this index supplement. Our Central Index Key, or CIK, on the SEC website is 0001114446.

Index Supplement Summary

This index supplement describes some of the potential indices to which the Securities may be linked and the relationship, if any, between UBS AG and the sponsors or publishers of each such index. If there is any inconsistency between the terms described in an applicable pricing supplement and those described in this index supplement, the terms described in the applicable pricing supplement will be controlling. Any free writing prospectus in relation to one or more offerings of Securities should also be read in connection with this index supplement, the applicable product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this index supplement, when we refer to the “Securities”, we mean the debt securities and warrants that may be offered by UBS from time to time. Also, references to the “accompanying prospectus” mean the prospectus, dated January 11, 2012, of UBS and references to “applicable product supplement” refer to any prospectus supplement that we may file from time to time relating to a particular category of the Securities. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Securities.

Specific Terms Will Be Described in Applicable Pricing Supplements

The applicable product supplement describes some of the general terms that apply to each category of Securities and the general manner in which they may be offered. UBS may also prepare one or more free writing prospectuses that describe particular issuances of Securities. The specific terms for your Securities will be described in a separate prospectus supplement, which we refer to as a “pricing supplement”. A pricing supplement will describe the specific terms of your Securities, including the name of the underlying index or indices comprising the weighted basket of indices to which the return on the Securities is linked and any additions or changes to the terms specified in the applicable product supplement or the descriptions of the relevant index or indices set forth in this index supplement. Any applicable pricing supplement and any free writing prospectus should be read in connection with this index supplement, the applicable product supplement and the accompanying prospectus.

Licenses

Unless otherwise specified in the applicable pricing supplement, UBS has contracted with the sponsor or publisher of the index to which your Securities may be linked for the rights to use such index and certain associated trademarks or service marks for such index. UBS generally obtains these licenses either on an individual basis for a particular offering of Securities or for a term of years. Although UBS anticipates that it will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

Underlying Indices And Underlying Index Publishers

U.S. Indices

Dow Jones Industrial Average® Index

The Dow Jones Industrial Average (the “DJIA Index”) is a benchmark of performance for leading companies in the U.S. stock market. The DJIA Index consists of 30 “blue-chip” U.S. stocks, although this has not always been the case. The number of stocks in the DJIA Index was 12 in 1896, rose to 20 in 1916, then to 30 in 1928, and has been at that level ever since.

While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average. The DJIA Index serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.

The DJIA Index is maintained by an Averages Committee comprised of the Managing Editor of The Wall Street Journal (“WSJ”), the head of Dow Jones Indexes research and the head of CME Group research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company. The DJIA is reviewed at least once annually, but composition changes are rare for the sake of continuity. Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component’s core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, when changes are made they typically involve more than one component.

The DJIA Index is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA Index is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA Index, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions. The current divisor of the DJIA Index is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA Index, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

The level of the DJIA Index is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA Index, divided by a divisor that is designed to provide a meaningful continuity in the level of the DJIA Index. Because the DJIA Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the DJIA Index level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the DJIA Index. The current divisor of the DJIA Index is published daily in the WSJ and other publications. In addition, other statistics based on the DJIA Index may be found in a variety of publicly available sources.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA Index components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA Index components on the current trading session.

We have derived all information regarding the DJIA Index contained in this index supplement from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”). Dow Jones owns the copyright and all other rights to the DJIA Index. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the DJIA Index. We do not assume

Dow Jones Industrial Average® Index

any responsibility for the accuracy or completeness of such information. Historical performance of the DJIA Index is not an indication of future performance. Future performance of the DJIA Index may differ significantly from historical performance, either positively or negatively.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones, which grants us a license in exchange for a fee to use the DJIA Index in connection with the issuance of certain securities, including the Securities.

“Dow Jones” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones and have been licensed for use for certain purposes by UBS.

The Securities are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. Dow Jones’ only relationship to UBS is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM, which is determined, composed and calculated by Dow Jones without regard to UBS or the Securities. Dow Jones has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Securities.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND UBS.

NASDAQ-100® Index

The Nasdaq-100® (the “Nasdaq Index”) Index includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. The Nasdaq Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology. It does not contain securities of financial companies, including investment companies. The Nasdaq Index was first published in January 1985. Current information regarding the market level of the Nasdaq Index is available from The Nasdaq OMX Group, Inc. and its affiliates (collectively referred to herein as the “Corporations”) and from numerous market information services. The level of the Nasdaq Index is determined, comprised and calculated by the Corporations without regard to any Securities linked to the Nasdaq Index.

The Nasdaq Index is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, the Corporations will review the composition of the Nasdaq Index on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

To be eligible for initial inclusion in the Nasdaq Index, a security must be listed on the Nasdaq Stock Market® and meet the following criteria:

(a)

the security’s U.S. listing must be exclusively on the Nasdaq National Market® (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

(b)	the security must be of a non-financial company;

(c)	the security may not be issued by an issuer currently in bankruptcy proceedings;

(d)	the security must have average daily trading volume of at least 200,000 shares;

(e)	if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

(f)	only one class of security per issuer is allowed;

(g)	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Nasdaq Index eligible;

(h)	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

(i)

the issuer of the security must have “seasoned” on Nasdaq National Market® or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years); and

(j)	if the security would otherwise qualify to be in the top 25% of the securities included in the Nasdaq Index by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

To be eligible for continued inclusion in the Nasdaq Index, besides meeting the criteria (a), (b), (c), (d), (e), (h) above, the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq Index effective after the close of trading on the third Friday of the following month.

NASDAQ-100® Index

Except under extraordinary circumstances that may result in an interim evaluation, Nasdaq Index composition is reviewed on an annual basis (“Ranking Review”). Securities listed on The Nasdaq Stock Market® which meet the applicable eligibility criteria are ranked by market value. Index-eligible securities which are already in the Nasdaq Index and which are ranked in the top 100 eligible securities (based on market value) are retained in the Nasdaq Index. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those Nasdaq Index-eligible securities not currently in the Nasdaq Index that have the largest market capitalization. Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December.

In addition to the Ranking Review, the securities in the Nasdaq Index are monitored every day by the Corporations with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. The Corporations have adopted the following weight adjustment procedures with respect to such changes. Changes in total shares outstanding arising from stock splits, stock dividends or spin-offs are generally made to the Nasdaq Index on the evening prior to the effective date of such corporate action. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 5.0%, the change will be made as soon as practicable, normally within 10 days of such action. Otherwise, if the change in total shares outstanding is less than 5%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the Nasdaq Index share weights for such securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such securities.

All information in this index supplement regarding the Nasdaq Index is derived from publicly available information. Such information reflects the policies of, and is subject to change by the Corporations. The Corporations own the copyright and all other rights to the Nasdaq Index. The Corporations have no obligation to continue to publish, and may discontinue publication of, the Nasdaq Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nasdaq Index is not an indication of future performance. Future performance of the Nasdaq Index may differ significantly from historical performance, either positively or negatively.

License Agreement

We have entered into a non-exclusive license agreement with The Nasdaq OMX Group, Inc., which grants us a license in exchange for a fee to use the Nasdaq-100 Index® in connection with the issuance of certain securities, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the Corporations. The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to UBS AG (“Licensee”) is in the licensing of the Nasdaq-100® , Nasdaq-100 Index® , and Nasdaq® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by the Corporations without regard to Licensee or the Securities. The Corporations have no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the Nasdaq-100 Index® . The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE

NASDAQ-100® Index

SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000® Index

The Russell 2000® Index (the “Russell Index”) is an index calculated, published, and disseminated real-time by the Russell Investments (the “Russell Index Sponsor”), and measures the composite price performance of stocks of approximately 2,000 companies, each of which is (1) either (i) incorporated in the United States or one of its territories or (ii) incorporated in Anguilla, Antigua, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Former Netherlands Antilles, Turks and Caicos Islands (each, a “benefit-driven incorporation country” or “BDI Country”), and (2) either (i) its primary headquarters is in the United States or (ii) its primary headquarters is in a BDI Country and the exchange with the most trading volume of local shares is in the United States (the companies meeting the requirements of (1) and (2), “U.S.-Based Companies”). All 2,000 stocks form a part of the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S.-Based Companies as determined by market capitalization. The Russell Index consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell Index is designed to track the performance of the small capitalization segment of the U.S. equity market. Both the Russell Index and the Russell 3000® Index are subsets of the Russell 3000E® Index, which is composed of the 4,000 largest U.S. Based Companies as determined by market capitalization and represents approximately 99.00% of the U.S. equity market.

Stocks Included in the Russell 2000® Index

Only common stocks of U.S.-Based Companies are eligible for inclusion in the Russell 3000® Index and the Russell Index. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts also are excluded from the Russell Index. In addition, companies structured as royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special purpose acquisition vehicles (SPACs), and limited partnerships also are ineligible for inclusion in the Russell Index. Business development companies, however, are eligible for inclusion.

In general, only one class of securities of a company is allowed in the Russell Index, although exceptions to this general rule have been made where the Russell Index Sponsor has determined that each class of securities acts independently of the other. American Depository Receipts are excluded from the Russell Index. Eligible stocks must trade on a major U.S. exchange. Bulletin board, pink sheets and over-the-counter (OTC) traded stocks are excluded from the Russell Index. Stocks must trade at or above $1.00 on their primary exchange on the last trading day of May each year to be eligible for inclusion in the Russell Index. However, if the price of a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00. In addition, companies with only a small portion of their shares available in the market place (5% or less float for small capitalization companies) are ineligible for inclusion in the Russell Index.

From the cost of eligible securities, the primary criterion used to select securities for inclusion in the Russell 3000® Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Based on closing values on the last trading day of May each year, the Russell Index Sponsor reconstitutes the composition of the Russell 3000® Index using the then existing market capitalizations of eligible companies. As of the last Friday in June of each year (except when the last Friday in June is the 28th, 29th or 30th, in which case reconstitution will occur on the second to last Friday in June), the Russell Index is adjusted to reflect the reconstitution of the Russell 3000® Index for that year.

Computation of the Russell 2000® Index

As a capitalization-weighted index, the Russell Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell Index value is calculated by adding the market values of the Russell Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell Index on the base date of December 31, 1986. To calculate the Russell Index, last sale prices will be used for stocks. If a component stock is not open for trading, the most recently traded price for that stock will be used in

Russell 2000® Index

calculating the Russell Index. In order to provide continuity for the Russell Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

Available shares are assumed to be shares available for trading. Adjustments to a company’s total outstanding shares to determine available shares or “free float” are made based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

➢	ESOP or LESOP shares — shares of Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

➢

Corporate cross-owned shares — when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership, and such shares will be adjusted regardless of the percentage held;

➢

Large private and corporate shares — when an individual, a group of individuals acting together, or a corporation not in the index owns shares representing 10.00% or more of the shares outstanding such shares will be adjusted, although institutional holdings (i.e., holdings of investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this adjustment;

➢	Unlisted share classes — classes of common stock that are not traded on a U.S. exchange;

➢	IPO lock ups — shares locked up during an initial public offering (IPO) are not available to the public and will be excluded from the market value at the time the company enters the Russell Index; and

➢

Government holdings — holdings held directly by government (listed as “government of”) are considered unavailable and will be removed entirely form available shares, and shares held indirectly by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10.00%, although any holding by a government pension plan is considered an institutional holding and will not be removed from available shares.

The following summarizes the types of Russell Index maintenance adjustments and indicates whether or not an index adjustment is required.

➢

General rule for corporate action-driven changes — In general, adjustments for corporate action-driven changes are made by the Russell Index Sponsor when an action is final (determined by the Russell Index Sponsor with reference to a variety of public sources) and, depending on the time an action is determined to be final, the Russell Index Sponsor will either apply the action after the close of the current market day (t) or after the close of the following market day (t+1), referred to as a “delayed action.” Stocks removed after the close of the current market day are typically removed at the last traded price.

➢

“No replacement” rule — Securities that leave the Russell Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell Index over a year will fluctuate according to corporate activity.

➢

Mergers and acquisitions — When mergers or acquisitions take place between members of the Russell Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. Cross-ownership and style of surviving entity is determined by a weighted average (by market value) of the cross-ownership and style probabilities of the two previous companies prior to the merger. Market values of t-1 are used for this determination. Special procedures apply to acquisitions or mergers between a member of the Russell Index and a non-member or reverse mergers, and adjustments are made based on a variety of factors, including whether the member is the acquiring or acquired company and, if the acquired company, on whether the transaction results in a publicly traded company that meets all requirements for inclusion in the Russell Index.

Russell 2000® Index

➢

Reincorporations — Members of the Russell Index that are reincorporated in a country other than the United States and its territories or a BDI Country are deleted from the Russell Index. Members of the Russell Global Index reincorporating in the United States or its territories or a BDI country will be added to the Russell 3000E® Index and may be included in the Russell Index if its market capitalization warrants such inclusion.

➢

Reclassifications of share classes (primary vehicles) — Primary vehicles will not be assessed or changed outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

➢

Rights offerings — Rights offered to shareholders are reflected in the Russell Index on the date the offer expires for both non-transferable rights and transferable rights. In both cases, the price is adjusted to account for the value of the right, and shares are increased according to the terms of the offering on that day. Rights issued in anticipation of a takeover event or “poison pill” rights are excluded from this treatment and no price adjustment is made for their issuance or redemption.

➢

Changes to shares outstanding — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-Russell Index member and other potential changes are updated at the end of the month in which the change is reflected in vendor-supplied updates and are verified by the Russell Index Sponsor via SEC filings. For a change in shares to occur, the cumulative change available to the shares must be greater than 5.00%.

➢

Spin-offs — Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E® Index at the latest reconstitution. If the spun-off company is not large enough to be added to the Russell Index and is not trading on a “when-issued” basis, the Russell Index will recognize the performance of the spin-off during its first day of trading through a synthetic price/performance of the parent company.

➢

Tender offers — A company acquired as the result of a tender offer is removed only when the offer has fully expired and when it is determined by the Russell Index Sponsor that the company will finalize the process with a short-form merger or if 95% of the company’s shares have been tendered. Because this information is typically not available until after the close, the company will be removed at t+1 at the last traded market price, and shares of the acquiring company, if a Russell Index member, will be increased simultaneously at t+1, if applicable.

➢	Delisting — Only companies listed on U.S. exchanges are included in the Russell Index. Therefore, when a company is delisted from a U.S. exchange, the company is removed from the Russell Index.

➢

Bankruptcy and voluntary liquidations — Companies filing for Chapter 7 liquidation bankruptcy or that file any other liquidation plan will be removed from the Russell Index at the time of filing. Companies filing for Chapter 11 reorganization bankruptcy will remain members of the Russell Index, unless the companies are delisted from their primary exchange, in which case normal delisting rules as described above will apply.

➢

Stock distributions — Stock distributions can take two forms: (1) a stated amount of stock on the ex-date, or (2) an undetermined amount of stock based on earning and profits to be distributed at a future date. In both cases, a price adjustment is done on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).

➢

Dividends — Gross dividends are included in the daily total return calculation of the Russell Index based on their ex-dates. The ex-date is used rather than the pay-date, because the marketplace price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Special cash dividends are treated the same as regular cash dividends.

➢

Halted securities — Securities that are not presently trading on their primary exchange are not removed from the Russell Index until the time they are actually delisted from the primary exchange. If a security is halted, it

Russell 2000® Index

remains in the Russell Index at the last trade price from the primary exchange until the time the security resumes trading or is officially delisted. If however a stock is halted for a period of 120 days or more the Russell Index Sponsor will review on a case by case basis and if it is determined the stock will not trade again and there is no residual value, the Russell Index Sponsor removes these stocks at zero value.

➢

Quarterly IPO Additions — Eligible companies that have recently completed an initial public offering are added to the Russell Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E® Index. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade; (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E® Index as of the latest reconstitution; and (3) meet criteria (1) and (2) during an initial offering period.

Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Russell Index or any successor index. The Russell Index Sponsor does not guarantee the accuracy or the completeness of the Russell Index or any data included in the Russell Index. The Russell Index Sponsor assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Russell Index. The Russell Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Russell Index or the manner in which the Russell Index is applied in determining the amount payable at maturity.

We have derived all information regarding the Russell Index contained in this index supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the Russell Index Sponsor. The Russell Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Russell Index. We do not assume any responsibility for the accuracy or completeness of any information relating to the Russell Index. Historical performance of the Russell Index is not an indication of future performance. Future performance of the Russell Index may differ significantly from historical performance, either positively or negatively.

License Agreement

We have entered into a non-exclusive license agreement with the Russell Index Sponsor providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the Russell Index Sponsor (including the Russell Index) in connection with certain securities, including the Securities.

The license agreement between us and the Russell Index Sponsor requires that the following language be stated in this index supplement:

The Securities are not sponsored, endorsed, sold, or promoted by the Russell Index Sponsor. The Russell Index Sponsor makes no representation or warranty, expressed or implied, to you or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Russell Index to track general stock market performance or a segment of the same. The Russell Index Sponsor’s publication of the Russell Index in no way suggests or implies an opinion by the Russell Index Sponsor as to the advisability of investment in any or all of the securities upon which the Russell Index is based. The Russell Index Sponsor’s only relationship to us is the licensing of certain trademarks and trade names of the Russell Index Sponsor and of the Russell Index which is determined, composed, and calculated by the Russell Index Sponsor without regard to us or the Securities. The Russell Index Sponsor is not responsible for and has not reviewed the Securities nor any associated literature or publications and the Russell Index Sponsor makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. The Russell Index Sponsor reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell Index. The Russell Index Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the Securities.

Russell 2000® Index

THE RUSSELL INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN AND THE RUSSELL INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE RUSSELL INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. THE RUSSELL INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE RUSSELL INDEX SPONSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

The S&P 500® Index (the “S&P Index”) is maintained by the S&P Index Committee (the “S&P Index Committee”), a team of S&P’s economists and index analysts who meet on a monthly basis. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of specified classes of common stock of 500 companies (the “S&P Index Constituent Stocks”) as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943 (the “Base Period”). The S&P Index Constituent Stocks do not represent the common stocks of the 500 largest companies listed on the New York Stock Exchange and not all 500 companies whose common stock are included in the S&P Index are listed on the New York Stock Exchange. Stocks are chosen for inclusion in the S&P Index by the S&P Index Committee with the goal of ensuring that the S&P Index is a leading indicator of United States equities (as determined below), reflecting the risk and return characteristics of the broader large cap universe on an ongoing basis.

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), calculates the S&P Index by reference to the prices of the S&P Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 500 Index. McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Stocks Included in the S&P Index

Only common stock of operating companies, real estate investment trusts (excluding mortgage REITs) and business development companies are eligible for inclusion in the S&P Index. The common stock of closed-end funds, holding companies, partnerships, investment vehicles and royalty trusts are not eligible for inclusion in the S&P Index. Further, for the common stock of a company to be eligible for inclusion in the S&P Index it must meet all of the following additional criteria, as determined by the S&P Index Committee in its sole discretion:

➢	Market Capitalization — Unadjusted market capitalization of US $4 billion or more. The ranges are reviewed from time to time by the S&P Index Committee to assure consistency with market conditions.

➢

Liquidity — Adequate liquidity and reasonable price – the ratio of annual dollar value traded to float adjusted market capitalization should be 1.00 or greater, and the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

➢	Public Float — Public float of at least 50% of the common stock.

➢

Sector Classification — Contribution to sector balance maintenance, as measured by a comparison of each sector’s weight in an index with its weight in the market, in the relevant market capitalization range.

➢

Financial Viability — Financial viability as generally measured for four consecutive quarters of positive as-reported earnings. Another measure of financial viability is a company’s balance sheet leverage, which should be operationally justifiable in the context of both its industry peers and its business model.

➢	Treatment of Initial Public Offerings — Initial public offerings should be seasoned for at least six to twelve months.

➢

United States Company — Companies listed must be U.S. companies with the following characteristics: (1) files 10-K annual reports with the SEC and is not considered a foreign entity by the SEC; (2) the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50% (when these

S&P 500® Index

factors are in conflict, assets determine plurality; revenue determines plurality when there is incomplete asset information); (3) the primary listing of common stock is the NYSE (including NYSE Arca and NYSE Amex), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market (ADRs are not eligible); and (4) the company’s corporate governance structure is consistent with U.S. practice. Where criteria (2) is not met or is ambiguous, a company may still be eligible for inclusion if its primary listing, headquarters, and incorporation are all in the U.S. or certain enumerated offshore locations. Where the only factor suggesting that a company is not a U.S. company is its tax registration in one of the enumerated offshore locations or another location chosen for tax-related reasons, the index sponsor will generally determine that the company is still a U.S. company.

Generally, only one class of common stock of any company is included in the S&P Index. The stock price and total shares outstanding of common stock of a company included in the S&P Index with more than one class of common stock outstanding is usually the most liquid class of common stock of that company as determined by S&P Index Committee in its sole discretion.

Criteria for Removal from the S&P Index

The common stock of a company may be removed from the S&P Index when the S&P Index Committee determines, in its sole discretion, that one of the following criteria is met:

➢	A company involved in a merger, acquisition or significant restructuring no longer meets the inclusion criteria, or

➢	A company substantially violates one more of the criteria for inclusion in the S&P Index, as described above.

Computation of the S&P Index

The calculation of the value of the S&P Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of approximately 500 companies as of a particular time as compared to the aggregate Market Value of the common stocks of approximately 500 similar companies during the Base Period. The “market value” of any index constituent stock is the total float-adjusted market capitalization of such index constituent stock. Where the company has multiple classes of stock the market value calculated by determining the weighted average “investable weight factor” (“IWF”) for the stock by using the proportion of total company market capitalization of each share class as the weights. The result is then reviewed to assure that when the weighted average IWF is applied to the class included in the S&P Index, the shares to be purchased are not significantly larger than the available float for the included class.

The level of the S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all the S&P Index Constituent Stocks relative to the Base Period. An indexed number is used to represent the results of this calculation in order make the value easier to work with and track over time. The actual total Market Value of the S&P Index Constituent Stocks in the S&P Index during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the level of S&P Index Constituent Stocks by a number called the “S&P Divisor”. By itself, the S&P Divisor is an arbitrary number. However, in the context of the calculation of the level of the S&P Index, it is the only link to the original Base Period value of the S&P Index. Continuity in the S&P Index value is maintained by adjusting the S&P Divisor for certain events as described below.

Changes to the S&P Index are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather changes in response to corporate actions and market developments can be made at any time.

S&P 500® Index

An adjustment to the S&P Divisor is required when any change to any S&P Index Constituent Stocks alters the total market value of the S&P Index while holding stock prices constant. S&P Divisor adjustments are made “after the close” meaning that after the close of trading the closing prices are used to calculate the new S&P Divisor based on whatever changes are being made. The table below summarizes some of the types of maintenance adjustments which require a divisor adjustment:

Type of Corporate Action	Adjustment Factor
Company added / deleted	Net change in market value determines the S&P Divisor adjustment.

Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.

Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.

Spin-Off(Only if spun-off company is not being added to the index)	The divisor adjustment reflects the decline in the index market value.

Spin-Off (Only if spun-off company added to S&P Index and another company deleted from S&P Index)	S&P Divisor adjustment reflects deletion of company from S&P Index.

Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.

Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Each of the corporate actions in the table above has the effect of altering the market value of an S&P Index Constituent Stock and consequently the aggregate market value of the S&P Index Constituent Stocks. In order that the level of the S&P Index prior to such corporate action, not be affected by the change in market value of the S&P Index Constituent Stocks, a new S&P Divisor is derived as follows:

➢	Market value of the S&P Index Constituent Stocks after the corporate action / New S&P Divisor = Market Value of the S&P Index Constituent Stocks prior to the corporate action.

➢	New S&P Divisor = Market value of the S&P Index Constituent Stocks after the corporate action / Market Value of the S&P Index Constituent Stocks prior to the corporate action.

In cases where there is no achievable market price for a stock being deleted, such stock may be removed from the S&P Index at zero or minimal price at the discretion of the S&P Index Committee, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

A large part of the maintenance of the S&P Index involves adjustments in response to changes in a company’s shares outstanding. The S&P Index Committee follows a 5% rule. Generally, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (such as

S&P 500® Index

those due to stock repurchases, private placements, and other means) are made weekly. Changes of less than 5% of a company’s shares outstanding are accumulated and made quarterly on the third Friday of March, June, September and December, with the exception of an acquisition of another company in the S&P Index which are made as reasonably as possible. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial by the S&P Index Committee, a price adjustment and/or share increase may be implemented immediately.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P Index or any successor index. While S&P currently employs the above methodology to calculate the S&P Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Securities. S&P does not guarantee the accuracy or the completeness of the S&P Index or any data included in the S&P Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P Index or the manner in which the S&P Index is applied in determining the amount payable at maturity.

We have derived all information regarding the S&P Index contained in this index supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P.

We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

License Agreement

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the Securities. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this index supplement:

The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the S&P Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the Securities. S&P has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities.

Commodity Indices

Dow Jones-UBS Commodity IndexSM

The following is a description of the Dow Jones-UBS Commodity IndexSM (the “DJ-UBS Commodity Index”), including, without limitation, its make-up, method of calculation and changes in its components. The DJ-UBS Commodity Index is calculated, published, and disseminated by UBS Securities LLC (“UBS”) together with CME Group Index Services LLC (“CME Indexes”). The Index was created by AIG International Inc. (“AIGI”) in 1998 and acquired by UBS Securities LLC (“UBS”) in May 2009, at which time UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement (the “Joint Marketing Agreement”) to jointly market the Index. Dow Jones subsequently assigned all its interests in the Joint Marketing to CME Indexes. The information in this description has been taken from (i) publicly available sources and (ii) a summary of the Dow Jones-UBS Commodity Index Handbook (a document that is considered proprietary to CME Indexes and UBS) and is available to those persons who enter into a license agreement available at http://www.djindexes.com/commodity/?go=handbook). Such information reflects the policies of, and is subject to change by, CME Indexes and UBS. UBS and CME Indexes have not independently verified this information. You, as an investor in the Securities, should make your own investigation into CME Indexes and UBS. CME Indexes and UBS are not involved in the offer of the Securities in any way and have no obligation to consider your interests as a holder of the Securities. CME Indexes and UBS have no obligation to continue to publish the Indices, and may discontinue publication of either DJ-UBS Commodity Index at any time in their sole discretion.

Overview

The DJ-UBS Commodity Index was introduced in July 1998 to provide unique, diversified, economically rational and liquid benchmarks for commodities as an asset class. The DJ-UBS Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, see “The Commodity Futures Markets” on page IS-22. The commodities included in the DJ-UBS Commodity Index for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gas (RBOB), wheat and zinc.

The DJ-UBS Commodity Index is a proprietary index that CME Indexes and UBS developed and that CME Indexes, in conjunction with UBS, calculates. The methodology for determining the composition and weighting of the DJ-UBS Commodity Index and for calculating its value is subject to modification by CME Indexes and UBS at any time.

UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the DJ-UBS Commodity Index, as well as commodities, including commodities included in the DJ-UBS Commodity Index. UBS and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives and related instruments which are linked to the performance of commodities or are linked to the performance of the DJ-UBS Commodity Index. Certain of UBS’ affiliates may underwrite or issue other securities or financial instruments indexed to the DJ-UBS Commodity Index and related indices, and UBS and CME Indexes and their affiliates may license the DJ-UBS Commodity Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the level of the DJ-UBS Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the DJ-UBS Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying DJ-UBS Commodity Index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the DJ-UBS Commodity Index, which in turn may affect the value of the DJ-UBS Commodity Index. With respect to any of the activities described above, none of UBS, CME Indexes or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity Index Supervisory and Advisory Committees

CME Indexes and UBS have established the Dow Jones-UBS Commodity Index Supervisory and Advisory Committees to assist them in connection with the operation of the commodity indices published by CME Indexes and UBS, including the DJ-UBS Commodity Index. The Dow Jones-UBS Commodity Index Supervisory and Advisory Committees include prominent members of the financial, academic and legal communities selected by UBS and CME Indexes and meet annually to consider any changes to be made to the indices for the coming year. The committees may also meet at such other times as may be necessary. The Supervisory Committee will make all final decisions relating to the Index, given any advice and recommendations of the Advisory Committee.

As described in more detail below, the DJ-UBS Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the DJ-UBS Commodity Index are determined each year in June or July by UBS under the supervision of the Dow Jones-UBS Commodity Index Supervisory Committee. Following the Dow Jones-UBS Commodity Index Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings are publicly announced in July and take effect in January immediately following the announcement.

The Supervisory Committee has a significant degree of discretion in making determinations relating to the Index. The Supervisory Committee may exercise this discretion as it determines to be most appropriate.

Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity Index

The DJ-UBS Commodity Index was created using the following four main principles:

➢

Economic significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the DJ-UBS Commodity Index uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities.

The DJ-UBS Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The DJ-UBS Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The DJ-UBS Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

➢

Diversification. A second major goal of the DJ-UBS Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the DJ-UBS Commodity Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

➢

Continuity. The third goal of the DJ-UBS Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Index from year to year. The DJ-UBS Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the DJ-UBS Commodity Index.

Dow Jones-UBS Commodity IndexSM

➢

Liquidity. Another goal of the DJ-UBS Commodity Index is to be highly liquid. The explicit inclusion of liquidity as a weighting factor helps to ensure that the indices can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the DJ-UBS Commodity Index and its creators, and there can be no assurance that these goals will be reached by either CME Indexes or UBS.

Composition of the DJ-UBS Commodity Index

Commodities Available for Inclusion in the DJ-UBS Commodity Index

The commodities that have been selected for possible inclusion in the DJ-UBS Commodity Index are believed by CME Indexes and UBS to be sufficiently significant to the world economy to merit consideration for inclusion in the Indices, and each such commodity is the subject of a qualifying related futures contract (a “Designated Contract”).

With the exception of several London Metal Exchange (“LME”) contracts, where UBS believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, UBS selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, UBS selects the most actively traded contract. This process is reviewed by the Supervisory and Advisory Committees. Data concerning this Designated Contract will be used to calculate the DJ-UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The 23 potential commodities that may be included in the DJ-UBS Commodity Index in a given year currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the DJ-UBS Commodity Index are assigned to Commodity Groups. The Commodity Groups currently include Energy, Precious Metals, Industrial Metals, Livestock, Grains and Softs.

Determination of Relative Weightings

The relative weightings of the component commodities included in the DJ-UBS Commodity Index are determined annually according to both liquidity and dollar-adjusted production data in -2/3 and -1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the DJ-UBS Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the applicable index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the applicable index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in each index (the “Index Commodities”) and their respective percentage weights.

Dow Jones-UBS Commodity IndexSM

Diversification Rules

The DJ-UBS Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the DJ-UBS Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the DJ-UBS Commodity Index as of January of the applicable year:

➢	No related group of commodities designated as a Commodity Group may constitute more than 33% of the DJ-UBS Commodity Index.

➢	No single commodity may constitute more than 15% of the DJ-UBS Commodity Index.

➢	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the DJ-UBS Commodity Index.

➢	No single commodity that is in the DJ-UBS Commodity Index may constitute less than 2% of the DJ-UBS Commodity Index.

Following the annual reweighting and rebalancing of the DJ-UBS Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the DJ-UBS Commodity Index by calculating the new unit weights for each DJ-UBS Commodity Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the DJ-UBS Commodity Index, are used to determine a Commodity Index Multiplier (“CIM”) for each DJ-UBS Commodity Index Commodity. This CIM is used to achieve the percentage weightings of the commodities included in the DJ-UBS Commodity Index, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each DJ-UBS Commodity Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The DJ-UBS Commodity Index is calculated by CME Indexes, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the DJ-UBS Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Indices is a mathematical process whereby the CIMs for the commodities included in the DJ-UBS Commodity Index are multiplied by the prices in US dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior DJ-UBS Commodity Index level to calculate the current DJ-UBS Commodity Index level. Dow Jones disseminates the DJ-UBS Commodity Index level approximately every fifteen seconds (assuming the DJ-UBS Commodity Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes a daily DJ-UBS Commodity Index level at approximately 4:00 p.m. (New York time) on each DJ-UBS Business Day on Reuters page UBSCI1. DJ-UBS Commodity Index levels can also be obtained from the official websites of both Dow Jones and UBS and are also published in The Wall Street Journal.

The DJ-UBS Commodity Index is a Rolling Index

The DJ-UBS Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures

Dow Jones-UBS Commodity IndexSM

contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The DJ-UBS Commodity Index is a “rolling index.”

DJ-UBS Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of an index will be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

(a)   the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the index on that day,

(b)   the settlement price of any futures contract used in the calculation of the index reflects the maximum permitted price change from the previous day’s settlement price,

(c)   the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the index, or

(d)   with respect to any futures contract used in the calculation of the DJ-UBS Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

The Dow Jones-UBS Commodity Indexes are a joint product of Down Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexesSM”, and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by UBS.

The Securities are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates or CME Indexes. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates or CME Indexes makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBS Commodity Index, which is determined composed and calculated by CME Indexes in conjunction with UBS Securities without regard to UBS or the Securities. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating DJ-UBS Commodity Index. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates or CME Indexes is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates or CME Indexes shall have any obligation or liability, including without limitation to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, UBS AG, UBS Securities CME Group Inc. and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by UBS, but which may be similar to and competitive with the Securities. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the DJ-UBS Commodity Index and the Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the DJ-UBS Commodity Index and the Securities.

Dow Jones-UBS Commodity IndexSM

This index supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the DJ-UBS Commodity Index components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the DJ-UBS Commodity Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this index supplement regarding the DJ-UBS Commodity Index components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the DJ-UBS Commodity Index components in connect with the Securities. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the DJ-UBS Commodity Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO. NONE OF UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-UBS COMMODITY INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES OR CME INDEXES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND UBS, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the DJ-UBS Commodity Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Dow Jones-UBS Commodity IndexSM

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the DJ-UBS Commodity Index has been comprised exclusively of futures contracts traded on regulated exchanges.

UBS Bloomberg Constant Maturity Commodity Index (CMCI)

The following is a description of the UBS Bloomberg Constant Maturity Commodity Index (CMCI) and CMCI Excess Return (the “CMCI Index”), including without limitation, composition, weighting, method of calculation and procedures for changes in components and weights. The information in this description has been taken from (i) publicly available sources (for which information we accept responsibility as to correct reproduction but no further or other responsibility (express or implied) regarding such third party information) and (ii) the handbook “UBS Bloomberg CMCI (Constant Maturity Commodity Index): Technical Document” (a document available publicly on the website of UBS Bloomberg CMCI at http://www.ubs.com/cmci), which is summarized but not incorporated by reference herein. Such information reflects the policies of, and is subject to change at any time by, UBS and Bloomberg L.P. (“Bloomberg” and, together with UBS, the “CMCI Index Sponsors”). We accept responsibility as to the correct reproduction of the information described in (ii) above. UBS has not independently verified information from publicly available sources, described above in clause (i). You, as an investor in the Securities, should make your own investigation into the CMCI Index. None of the CMCI Index Committees and/or members of the CMCI Index Committees individually is involved in the offer of the Securities and has no obligation to consider your interests as a holder of the Securities. However, employees of UBS AG, the issuer of the Securities, are members of the CMCI Index Committees and its affiliates are involved in the public offering and sale of the Securities and may be engaged in secondary market making transactions in the Securities.

Bloomberg L.P. and Reuters Group PLC (“Reuters”) have no obligation to continue to publish the CMCI Index, and may discontinue publication of the CMCI Index at any time in their sole discretion.

Overview of the CMCI and the CMCI Index

The CMCI Index was introduced in January 2007 to provide an innovative alternative to traditional commodity indices. The CMCI Index is based on the same methodology and contains the same components as the CMCI, which was also introduced in January 2007. Where the CMCI has weightings across commodities, the CMCI Index is weighted across both commodities and maturities. The CMCI Index represents a basket of 27 commodity futures contracts with a series of up to five different investment maturities for each individual commodity using the calculation methodology of constant maturity forwards. Traditional commodity indices tend to focus on front-month contracts with short tenors (time to maturity) whereas the CMCI Index is based on commodity futures contracts with tenors ranging from three months to three years. The CMCI Index also offers continuous roll mechanisms for each constant maturity with respect to each commodity futures contract, which, in contrast to rolling of front-month contracts offered in traditional commodity indices, offers the potential to mitigate negative roll yield. Roll yield arises from the differential between the price levels of the contracts that an index rolls out of and those it rolls into. The commodities represented in the CMCI Index currently include agricultural products, energy products, industrial metals, precious metals and livestock. The exchanges include the New York Mercantile Exchange (including the COMEX division), Chicago Board of Trade, London Metal Exchange, New York Board of Trade, Chicago Mercantile Exchange, ICE Futures and Euronext.Liffe.

The CMCI Index was developed by UBS and Bloomberg. The CMCI Index is calculated and disseminated by UBS approximately every fifteen seconds (assuming the level of the CMCI Index has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and a daily index level for the CMCI Index is published between 4:00 p.m. and 6:00 p.m., New York City time on each trading day. CMCI Index information is available under the symbol “CMCIER” from Bloomberg on pages CUBS + GO, CMCN or CMCX and from Reuters on page UBSCMCI.

The CMCI Index Committees

All decisions related to the CMCI Index are made by the CMCI Governance Committee, which is comprised of eight people: four appointed by each CMCI Index Sponsor. Each CMCI Index Sponsor, in turn, appoints a chairman from the members of the CMCI Governance Committee who serves for a period of six months. Each representative on the CMCI Governance Committee has one vote, with the chairman having an additional vote in the event of a tie. There is also one non-voting member present on the CMCI Governance Committee, whose role it is to provide market color as a result of in-depth commodity market knowledge. The CMCI Governance Committee holds ordinary meetings bi-annually around April and October.

UBS Bloomberg Constant Maturity Commodity Index (CMCI)

The CMCI Governance Committee is advised by the CMCI Advisory Committee, which is comprised of experts including trading, research and structuring representatives, a secretary and a legal advisor. The CMCI Advisory Committee provides relevant market data and recommends appropriate changes to the CMCI Index. The CMCI Advisory Committee may also request special meetings of the CMCI Governance Committee in the case of market emergencies or where the CMCI Advisory Committee feels a special meeting is necessary. Ultimately, the decisions of the CMCI Governance Committee must be reviewed and, if approved, implemented by the CMCI Index Sponsors themselves. In this regard, the CMCI Index Sponsors will each be represented by an appointee who is a board member (or Managing Director) of the relevant CMCI Index Sponsor.

CMCI Index Composition

The Selection Process

In order to be eligible for inclusion in the CMCI Index, a commodity future contract must satisfy certain requirements as described below. Changes in the CMCI Index’s composition, as described herein, are entirely a function of those made to the CMCI by the CMCI Governance Committee. No decision can be made to add or withdraw a CMCI Index component or affect the weight of such component independently from those made with respect to the CMCI.

Generally, when a contract becomes eligible for inclusion in the CMCI Index, and the CMCI Governance Committee believes that such inclusion is appropriate in light of the CMCI Index procedures and objectives, changes in the CMCI Index composition would be reviewed in October and/or April by the CMCI Governance Committee, with changes effected during the following maintenance period of July and/or January.

The CMCI Index’s composition is modified only in rare occasions, in order to maintain liquidity and stability of the CMCI Index, and the composition of the CMCI Index generally will not be changed unless “extraordinary circumstances” in fact occur. Such extraordinary circumstances may include (but are not limited to):

➢	declining or rising trading volumes, instrument delisting or creation (when declining trading volumes are posing a threat to the CMCI stability and tradability),

➢	critical changes in commodity production or consumption patterns,

➢	changes in foreign exchange regimes,

➢	general macroeconomic or political events, and

➢	all types of legal changes, tax rulings and official decisions presenting a threat to CMCI investors and/or CMCI Index Sponsors.

In some special situations likely to affect the CMCI Index adversely and reflect negatively on investors and/or members of the CMCI Governance Committee, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can also declare “force majeure” and can change any parameter of the CMCI Index with immediate effect. The CMCI Index Sponsors also reserve the right to alter the procedures and methodology related to selecting the underlying futures contracts.

Component Selection and Target Weights

For a commodity contract to be included in the CMCI Index, the following primary and secondary requirements have to be satisfied:

➢

The “primary requirements” are related to the nature of the instrument as well as some technical characteristics including country of origin, trading characteristics, foreign exchange controls and availability and accuracy of contract, price and volume data.

UBS Bloomberg Constant Maturity Commodity Index (CMCI)

➢

The “secondary requirements” involve satisfying a series of pure financial thresholds based on liquidity, including, among other things, open interest and market volume. Open interest, which reflects positions in contracts that remain open on an overnight or multi-day basis, is used to assess past and future liquidity. Market volume, which reflects the number of contracts traded in a given period of time, indicates immediate interest, and over a period of time provides a usable measure of liquidity.

CMCI Index Weightings

Initial Weightings

The weighting process for the CMCI Index is designed to reflect the economic significance and market liquidity of each commodity. The CMCI Index Sponsors use a two step approach to determining target weights of the futures contracts in the CMCI Index. First, the CMCI Index Sponsors use regional Consumer Price Indexes (CPI), Producer Price Indexes (PPI) and Gross Domestic Product (GDP) data to produce the Economic Weight (EW) of each of the five sectors of the CMCI Index — the five sectors of the CMCI Index are currently agriculture, livestock, energy, precious metals and industrial metals. Second, the market value of the amount of each commodity that is consumed is used to calculate the individual instrument weight of each commodity, based on such market value as a percentage of the total market value of the consumption of all commodities included in the relevant sector.

Changes in the Weights and/or CMCI Index Composition

As noted above, the CMCI Governance Committee (in consultation with the CMCI Advisory Committee) reviews the selection and weightings of the futures contracts in the CMCI Index bi-annually, in April and October, or at any special meeting called by the CMCI Advisory Committee. Thus, weights are potentially reassigned whenever a regular or special meeting of the CMCI Governance Committee is held, subject to ratification by the CMCI Index Sponsors.

Continuous Rolling of Contracts

The CMCI Index represents a weighted average of all available CMCI constant maturities (ranging from three months to three years). The distribution of weightings to available tenors (time to maturity) is a function of relative liquidity of the underlying futures contracts. As with most asset classes, the liquidity of commodity futures contracts tends to reduce as time to maturity increases. Therefore, the continuous rolling (constant maturity) of the CMCI Index limits the dilution of liquidity of the underlying commodity futures contracts. In this way, the CMCI Index reflects the most liquid contracts.

Rebalancing of the CMCI Index Components

Because of price movements, the weight of each commodity in the CMCI Index will move away from its target weight over time. The weight of each CMCI Index component is therefore rebalanced over the final three business days of each month in order to bring each commodity back to its target weight. The process is automatic and is implemented via a pre-defined algorithm.

In addition, twice annually in January and July there is a maintenance period at which time the target weights themselves are adjusted according to decisions of the CMCI Governance Committee.

Market Disruption

As noted above, the CMCI Advisory Committee will request extraordinary meetings with the CMCI Governance Committee in the event of actual or potential “market emergency” or “force majeure” events (as discussed below), or any other situations the CMCI Advisory Committee deems, in its own discretion, to require an extraordinary meeting. The purpose of such meetings will be to determine what, if any, changes to make to the CMCI Index.

UBS Bloomberg Constant Maturity Commodity Index (CMCI)

Market Emergency and Force Majeure

In some extraordinary circumstances, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can deem an event a “market emergency and force majeure” event. Such extraordinary circumstances include:

➢	the imposition of a currency control mechanism,

➢	the adoption or issuance of tax-related rules, regulations, orders or other actions,

➢	an announcement or other public action regarding scientific discoveries or events relating to the commodities markets,

➢	a governmental, regulatory or other public announcement that is reasonably likely to affect the commodity markets generally,

➢	any climate or weather related emergencies,

➢	a war,

➢	a terrorist event,

➢

any event other than those specifically identified herein, making the calculation of the CMCI Index impossible or infeasible either on a technical basis or otherwise, or that makes the CMCI Index non representative of market prices or undermines the realization of the objectives of the Index, and

➢	any event creating a situation of unfair advantage or disadvantage for any market participant, group of market participants or the CMCI Index Sponsors.

Whenever a “market emergency and force majeure” event has been identified, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can take any action it deems appropriate, including, but not limited to:

➢	the replacement of a daily component nearby price when there is a manifest error in the officially settled price or when a market abuse is likely to have taken place,

➢	the temporary or final revoking of the membership of a component in the CMCI Index,

➢	the immediate change of a CMCI Index parameter,

➢	the suspension of the calculation of the CMCI Index, a sub CMCI Index, a standard constant maturity series, or a currency series, or

➢	in general, any action necessary to preserve the reputation of the CMCI Index as a fair and tradable commodity benchmark.

Adjustments for “Market Disruption Event Day”

When an exchange fails to publish a settlement price for components involved in any of the CMCI Index maintenance procedures (rebalancing or re-weighting), the CMCI Index business day is deemed a “market disruption event day.” The components involved are not rolled or rebalanced on that day. For those contracts or components, the roll periods remain identical to the value they had on the CMCI Index business day immediately preceding the “market disruption event day” in such a way that the maintenance period is extended for as long as no settlement price is made available by the affected exchange. If, after a period of five standard business days, no settlement price has been made available by the exchange or trading platform, the CMCI Index Sponsors will determine, in good faith, taking into account the objectives of the CMCI Index and the interests of market participants, the one or more exchange settlement or official closing prices necessary for the maintenance of the component and the calculation of the CMCI Index.

UBS Bloomberg Constant Maturity Commodity Index (CMCI)

Adjustments for “FX Market Disruption Event Day”

In the event of a reference price source failing to publish a valid fixing rate for a referenced currency exchange rate, the CMCI Index business day is deemed an “FX market disruption event day.” If no fixing price has been made available by the affected price source, the one or more foreign exchange currency rate fixing prices necessary for the calculation of the CMCI Index will be obtained by the CMCI Index Sponsors from commercially reasonable sources in the market, or determined in good faith, bearing in mind both the interest of investors and market participants, and with the aim of maintaining and enhancing the CMCI Index as a tradable commodity investment benchmark. A commercially reasonable method would be, for example, the averaging of three foreign exchange broker-dealer quotes at the approximate time when the fixing would have been determined by the price source. In the event that the rate source becomes permanently deficient, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, may characterize the event as a “force majeure” event and decide to replace it by a new source effective immediately thereafter.

CMCI Index information is available on the Bloomberg website: http://www.bloomberg.com (Select “COMMODITIES” from the drop-down menu entitled “Market Data”). For further information on CMCI, investors can go to http://www.ubs.com/cmci. Index values can also be found at http://www.ubs.com/keyinvest, choose “United States” and then click on the “Commodities” tab.

Excess Return vs. Total Return

The CMCI Index reflects the returns that are potentially available through an uncollateralized investment in the CMCI basket. The term “Excess Return” in the title of the CMCI Index is not intended to suggest that the performance of the CMCI Index at any time or the return on your Securities will be positive or that the CMCI Index is designed to exceed a particular benchmark.

Disclaimer

THE CMCI INDEX SPONSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE CMCI INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSION OR INTERRUPTIONS IN THE CALCULATION AND/OR DISSEMINATION OF THE CMCI INDEX. THE CMCI INDEX SPONSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OR FROM THE USE OF THE CMCI INDEX OR ANY DATA INCLUDED THEREIN OR FOR ANY OTHER USE (WHETHER DIRECTLY OR VIA ANY PRODUCT REFERENCED THERETO). UBS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND TO THE EXTENT PERMITTED BY LAW HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CMCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE EXTENT PERMITTED BY LAW UBS DISCLAIMS ANY LIABILITY FOR ANY PUNITIVE, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH.

The Commodity Futures Markets

For descriptions of the commodity futures markets, see “Dow-Jones-UBS Commodity Index — The Commodity Futures Markets” on page IS-22.

Rogers International Commodity Index® Excess ReturnSM

The following is a description of the Rogers International Commodity Index® Excess ReturnSM (the “Rogers Index”), including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from (i) publicly available sources, (ii) the Rogers International Commodity Index Handbook (a document available publicly on the website of Beeland Interests, Inc. (“Beeland Interests”) at http://www.beelandinterests.com) and (iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, James B. Rogers, Jr. (“Rogers”) and the Index Committee (as defined below). We accept responsibility as to the correct reproduction of such information, but no further or other responsibility (express or implied) is accepted by us in respect of such information. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Rogers Index and Beeland Interests. Except as provided in the next sentence, none of Beeland Interests, the Index Committee, members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities. However, UBS is also a member of the Index Committee and its affiliates are involved in the public offering and sale of the Securities and may be engaged in secondary market-making transactions in the Securities. Beeland Interests has no obligation to continue to publish the Rogers Index, and may discontinue publication of the Rogers Index at any time in its sole discretion.

Overview

The Rogers Index was developed by Rogers and launched on July 31, 1998. The Rogers Index is a composite U.S. dollar-based, total returns index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Rogers Index is composed of futures contracts on 37 physical commodities traded on thirteen exchanges in six countries and quoted in five different currencies. The commodities represented in the Rogers Index range from agricultural products to energy and metals products. The commodities futures contracts are quoted in U.S. dollars, Canadian dollars, Japanese yen and Australian dollars.

The Rogers Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Rogers Index’s weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

The Index Committee

The Rogers Index Committee (the “Index Committee”) formulates and enacts all business assessments and decisions regarding the calculation, composition and management of the Rogers Index. Rogers, as the founder of the Rogers Index, chairs the Index Committee. In addition to Rogers, representatives of the following institutions are members of the Index Committee: (1) ABN AMRO, (2) Beeland Management Company, (3) CQG, (4) Daiwa Asset Management, (5) Diapason Commodities Management S.A., (6) Merrill Lynch and (6) UBS AG. Exclusively Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The Index Committee usually meets each December to consider changes in the components and weightings of the Rogers Index for the following calendar year; however, such changes can be made at any time if severe circumstances (as defined below) occur.

Rogers Index Composition

The Process

The contracts chosen for the basket of commodities that constitute the Rogers Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Rogers Index are reviewed annually by the Index Committee, and weights for the next year are assigned every December.

Rogers International Commodity Index® Excess ReturnSM

The Rogers Index’s composition is modified in order to maintain liquidity and stability, and the composition of the Rogers Index generally will not be changed unless severe circumstances occur. Such “severe circumstances” may include (but are not restricted to):

➢	continuous adverse trading conditions for a single contract (e.g., trading volume collapses), or

➢	critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity).

Exchanges and Non-Traded Items

All commodities included in the Rogers Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. The 13 international exchanges recognized by the Index Committee are:

1. Chicago Mercantile Exchange (U.S.)	8. Sydney Futures Exchange (Australia)

2. Chicago Board of Trade (U.S.)	9. COMEX (U.S.)

3. ICE Futures US (U.S.)	10. The Tokyo Commodity Exchange (Japan)

4. NYMEX (U.S.)	11. Tokyo Grain Exchange (Japan)

5. ICE Futures Canada (Canada)	12. NYSE Liffe (E.U. – Paris Market)

6. ICE Futures Europe (U.K.)	13. Kansas City Board of Trade (U.S.)

7. London Metal Exchange (U.K.)

General Contract Eligibility

A commodity may be considered suitable for inclusion in the Rogers Index if it plays a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured by tracking international import and export patterns, and domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Rogers Index commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Rogers Index is not related to any commodities production data.

Commodity Screening Process

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Rogers Index. Sources on global commodity consumption data include:

➢	Industrial Commodity Statistics Yearbook, United Nations (New York, NY, United States)

➢	Commodity Trade Statistics Database, United Nations Statistic Division (New York, NY, United States)

➢	Copper Bulletin Yearbook, International Copper Study Group (Lisbon, Portugal)

➢	Foreign Agricultural Service’s Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C., United States)

➢	Manufactured Fiber Review, Fiber Economics Bureau, Inc. (Arlington, VA, United States)

➢	Monthly Bulletin, International Lead and Zinc Study Group (London, England)

Rogers International Commodity Index® Excess ReturnSM

➢	Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London, England)

➢	Rubber Statistical Bulletin, International Rubber Study Group (London, England)

➢	Statistical Bulletin Volumes, Arab Gulf Cooperation Council (Riyadh, Saudi Arabia)

➢	Sugar Yearbook, International Sugar Organization (ISO) (London, England)

➢	World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome, Italy)

➢	World Commodity Forecasts, Economist Intelligence Unit (London, England)

➢	World Cotton Statistics, International Cotton Advisory Committee (Washington, D.C., United States)

➢	World Metals Statistics, World Bureau of Metal Statistics (London, England)

Contract Characteristics

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington, D.C., United States). Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Rogers Index, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Rogers Index Weightings

As of the date of this index supplement, the Rogers Index components have the initial weightings listed in the following chart (the “Initial Weightings”). The Initial Weightings may be amended from time to time, as described below.

Commodity	Allocation
Crude Oil	21.00%

Brent Oil	14.00%

Wheat (CBOT)	6.00%

Corn	4.75%

Cotton	4.20%

Aluminum	4.00%

Copper	4.00%

Soybeans	3.35%

Gold	3.00%

Natural Gas	3.00%

RBOB Gasoline	3.00%

Soybean Oil	2.00%

Coffee	2.00%

Rogers International Commodity Index® Excess ReturnSM

Commodity	Allocation
Lead	2.00%

Live Cattle	2.00%

Silver	2.00%

Sugar	2.00%

Zinc	2.00%

Heating Oil	1.80%

Platinum	1.80%

Gas Oil	1.20%

Cocoa	1.00%

Lean Hogs	1.00%

Lumber	1.00%

Nickel	1.00%

Rubber	1.00%

Tin	1.00%

Wheat (KCBT)	1.00%

Canola	0.75%

Soybean Meal	0.75%

Orange Juice	0.60%

Oats	0.50%

Rice	0.75%

Palladium	0.30%

Rapeseed	0.25%

Azuki Beans	0.15%

Greasy Wool	0.10%

Changes in Weights and/or Rogers Index Composition

The Index Committee reviews the selection and weighting of the futures contracts in the Rogers Index annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee so determines in its sole discretion.

Monthly Rolling of Contracts

The Rogers Index utilizes a three-day roll period generally beginning on the day prior to the last business day of each month and ending on the first business day of each following month. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Rogers Index, taking legal constraints into account. For example, on the close of the last business day of November, the January crude oil contract is replaced by the February crude oil contract. If the exchange on which one of the Rogers Index components is closed the last business day of the month, the roll of this specific contract takes place the next business day for that exchange.

Rogers International Commodity Index® Excess ReturnSM

Rebalancing of the Rogers Index Components

On the close of the last business day of each month, the current weight of each Rogers Index component is rebalanced in order to be set at its Initial Weighting. If the exchange on which one of the Rogers Index components is traded is closed on the last business day of the month, the reference price for the calculation of the weighting of this specific component is the closing price of the next business day. This rule is also valid if there is more than one component that cannot be traded on the last business day of the month.

Data Source

The Rogers Index calculation is based on the official commodity exchanges’ prices of the futures contracts used.

Market Disruption

If, for any reason, one of the Rogers Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the Index Committee, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following a currency board on the Malaysian ringgit in 1998, the liquidity of the palm oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the palm oil futures contract with the soybean oil contract that trades on the Chicago Board of Trade.

Reference Rates

The foreign exchange rates used to translate the value of the futures contracts denominated in a foreign currency into U.S. dollars are obtained from Bloomberg. This is the “close” value for each currency taken at 5:00 p.m. New York time.

Calculation of the Rogers Index

Beeland Interests is responsible for calculating the Rogers Index and disseminating quotes of the Rogers Index continuously from 8:30 a.m. to 8:30 p.m. Central European Time on the Rogers Index business days.

Excess Return vs. Total Return

The Rogers Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities composing the Rogers Index. The Rogers International Commodity Index® (Total Return), a “total return” index, reflects those returns as well as any interest that could be earned on cash collateral invested in 3-month treasury bills. The term “Excess Return” in the title of the Rogers Index is not intended to suggest that the performance of the Rogers Index at any time or the return on your Securities will be positive or that the Rogers Index is designed to exceed a particular benchmark.

License Agreement

The Securities are not sponsored, endorsed, sold or promoted by Beeland Interests or any of their respective subsidiaries or affiliates, and none of Beeland Interests or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such products.

Beeland Interests and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Rogers Index.

Neither Beeland Interests nor any of their respective affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Beeland

Rogers International Commodity Index® Excess ReturnSM

Interests or any of their respective subsidiaries or affiliates to UBS is the licensing of certain trademarks, trade names and service marks and of the Rogers International Commodity Index® Excess ReturnSM, which is determined, composed and calculated by the Index Committee without regard to UBS or the Securities. Neither Beeland Interests or the Index Committee has any obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Rogers International Commodity Index® Excess ReturnSM. None of Beeland Interests or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Beeland Interests or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, Beeland Interests and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by UBS, but which may be similar to and competitive with the Securities. In addition, Beeland Interests and their respective subsidiaries or affiliates may actively trade commodities, commodity indices and commodity futures (including the Rogers International Commodity Index® Excess ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Rogers International Commodity Index® Excess ReturnSM and the Securities.

This index supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Rogers International Commodity Index® Excess ReturnSM components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Rogers International Commodity Index® Excess ReturnSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Beeland Interests or any of their respective subsidiaries or affiliates. The information in the index supplement regarding the exchange-traded futures contracts on physical commodities which compose the Rogers International Commodity Index® Excess ReturnSM components has been derived solely from publicly available documents. None of Beeland Interests or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which compose the Rogers International Commodity Index® Excess ReturnSM in connection with the Securities. None of Beeland Interests or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which compose the Rogers International Commodity Index® Excess ReturnSM, including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

NONE OF BEELAND INTERESTS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX® EXCESS RETURNSM OR ANY DATA INCLUDED THEREIN AND NONE OF BEELAND INTERESTS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BEELAND INTERESTS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERS INTERNATIONAL COMMODITY INDEX® EXCESS RETURNSM OR ANY DATA INCLUDED THEREIN. NONE OF BEELAND INTERESTS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ROGERS INTERNATIONAL COMMODITY INDEX® EXCESS RETURNSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The Commodity Futures Markets

For descriptions of the commodity futures markets, see “Dow Jones-AIG Commodity Index — The Commodity Futures Markets” on page IS-22.

Non-U.S. Indices

NYSE Arca Hong Kong 30 IndexSM

The NYSE Arca Hong Kong 30 IndexSM (the “HK Index”), a service mark of the HK Index Sponsor, is a capitalization-weighted stock index designed, developed, maintained and operated by NYSE Euronext or its affiliates (the “HK Index Sponsor”) that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the “SEHK”). The HK Index is reported by Bloomberg Financial Markets under the ticker symbol “HKX”. The HK Index currently is based on the capitalization of 30 stocks actively traded on the SEHK and is designed to represent a substantial segment of the Hong Kong stock market. The HK Index was established on June 25, 1993.

The HK Index is maintained by the HK Index Sponsor and will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The HK Index Sponsor may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the HK Index Sponsor may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The HK Index Sponsor selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the SEHK. The HK Index Sponsor requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the SEHK and have its primary trading market located in a country with which the HK Index Sponsor has an effective surveillance sharing agreement. The HK Index Sponsor will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the HK Index does not contain a large number of thinly capitalized, low-priced securities with small public floats and low trading volumes, the HK Index Sponsor has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$380,000,000); (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$0.32); (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period.

The HK Index Sponsor reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. The HK Index Sponsor will notify its membership immediately after it determines to replace a stock.

The annual reports and prospectuses of the companies listed on the SEHK are available for investors’ inspection in the City Hall Library (a public library in Hong Kong, Central). A company whose stock is included in the HK Index is not required to be incorporated under the laws of Hong Kong.

The HK Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). The HK Index was established by the HK Index Sponsor on June 25, 1993, on which date the HK Index value was set at 350.00. The

NYSE Arca Hong Kong 30 IndexSM

daily calculation and public dissemination by the HK Index Sponsor of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by the HK Index Sponsor from January 2, 1989 to August 31, 1993.

The HK Index is calculated by (i) aggregating the market capitalization of each stock comprising the HK Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. The HK Index Sponsor selected that particular divisor number in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by the HK Index Sponsor based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the SEHK. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the SEHK do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

In order to maintain continuity in the level of the HK Index in the event of certain changes due to nonmarket factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

Unless otherwise stated, all information contained herein on the HK Index is derived from publicly available sources. Such information reflects the policies of the HK Index Sponsor as stated in such sources and such policies are subject to change by the HK Index Sponsor. The HK Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the HK Index at any time. We do not assume any responsibility for the accuracy or completeness of such information. Future performance of the HK Index may differ significantly from historical performance, either positively or negatively.

The Stock Exchange of Hong Kong Ltd (“SEHK”).

The SEHK is a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited. Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor or through the off-floor trading devices at SEHK participants’ offices. Trading is conducted from 10:00 a.m. to 12:30pm and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 12:30 a.m. or 3:55 a.m., New York City time. Using the last reported closing prices of the stocks underlying the HK Index on the SEHK, the closing level of the HK Index on any such trading day generally will be calculated, published and disseminated by the HK Index Sponsor in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel

NYSE Arca Hong Kong 30 IndexSM

the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the HK Index may be limited by suspension of trading of individual stocks which comprise the HK Index which may, in turn, adversely affect the value of the Securities.

License Agreement

The HK Index Sponsor is under no obligation to continue the calculation and dissemination of the HK Index and the method by which the HK Index is calculated and the name “NYSE Arca Hong Kong 30 IndexSM” may be changed at the discretion of the HK Index Sponsor. No inference should be drawn from the information contained in this index supplement that the HK Index Sponsor makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the HK Index to track general stock market performance. The HK Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the HK Index. The HK Index Sponsor is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Securities or in the determination or calculation of the equation by which the Securities are to be settled in cash. The HK Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities. The use of and reference to the HK Index in connection with the Securities have been consented to by the HK Index Sponsor.

The HK Index Sponsor disclaims all responsibility for any inaccuracies in the data on which the HK Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the HK Index.

EURO STOXX 50® Index

The EURO STOXX 50® Index (the “EURO STOXX 50 Index”) seeks to provide exposure to large capitalization equity securities in the Eurozone. The EURO STOXX 50 Index is maintained and published by STOXX Limited (the “EURO STOXX 50 Index Sponsor”). The EURO STOXX 50 Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50 Index captures approximately 60% of the free float market capitalization of the EURO STOXX Total Market Index (TMI) Index (the “EURO STOXX TMI”). The EURO STOXX 50 Index universe is defined as all components of the 19 EURO STOXX Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which indices contain the 600 largest stocks traded on the major exchanges of 18 European counties.

For each of the 19 EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX 50 Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX 50 Index Sponsor’s Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX 50 Index ranked between 41 and 60 are added as EURO STOXX 50 Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX 50 Index contains 50 stocks. The EURO STOXX 50 Index composition is reviewed annually in September and is subject to change.

The EURO STOXX 50 Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50 Index’s total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX 50 Index component stocks, including initial public offerings, mergers and takeovers, spin-offs, de-listings and bankruptcy. The EURO STOXX 50 Index is calculated with the Laspeyres formula, which measures price changes against a fixed base quantity weight. The EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50 Index’s values across changes due to certain corporate actions.

The EURO STOXX 50 Index is denominated in Euros. The EURO STOXX 50 Index return will be calculated based on the closing levels of the EURO STOXX 50 Index, as reported by Bloomberg L.P. under ticker symbol “SX5E.”

We have derived all information regarding the EURO STOXX 50 Index contained in this index supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, the EURO STOXX 50 Index Sponsor. The EURO STOXX 50 Index Sponsor owns the copyright and all other rights to the EURO STOXX 50 Index. The EURO STOXX 50 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the EURO STOXX 50 Index is not an indication of future performance. Future performance of the EURO STOXX 50 Index may differ significantly from historical performance, either positively or negatively.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX 50 Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX 50 Index in connection with the issuance of certain securities, including the Securities.

“EURO STOXX 50®” is a service mark of the EURO STOXX 50 Index Sponsor. The EURO STOXX 50 Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX 50 Index and its service marks for use in connection with the Securities.

EURO STOXX 50® Index

The EURO STOXX 50 Index Sponsor does not:

➢	Sponsor, endorse, sell or promote the Securities.

➢	Recommend that any person invest in the Securities or any other financial products.

➢	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

➢	Have any responsibility or liability for the administration, management or marketing of the Securities.

➢	Consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the EURO STOXX 50 Index or have any obligation to do so.

The EURO STOXX 50 Index Sponsor will not have any liability in connection with the Securities. Specifically, the EURO STOXX 50 Index Sponsor does not make any warranty, express or implied, and the EURO STOXX 50 Index Sponsor disclaims any warranty about:

➢	the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the EURO STOXX 50 Index and the data included in the EURO STOXX 50 Index;

➢	the accuracy or completeness of the EURO STOXX 50 Index or its data;

➢	the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 Index or its data;

➢	any errors, omissions or interruptions in the EURO STOXX 50 Index or its data; and

➢	any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX 50 Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX 50 Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

FTSETM 100 Index

The FTSE 100 Index (the “FTSE 100 Index”) was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a market capitalization-weighted index and consists of the 100 most highly capitalized UK-domiciled companies traded on the SETS trading system of the London Stock Exchange (the “Exchange”). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on the Exchange’s SETS trading system, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional (“EMEA”) Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index.

A security will be inserted in the FTSE 100 Index at the periodic review if it rises to or above the 90th position when the eligible securities are ranked by market value. Consequently, a security will be deleted from the FTSE 100 Index at the periodic review if it falls to or below the 111th position. A constant number of constituents are maintained for the FTSE 100 Index. Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the FTSE 100 Index will be inserted to match the number of companies being deleted at the periodic review.

For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents U.S.$2 billion of a company’s total market capitalization, such changes are implemented between quarters. A minimum of four days’ notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The U.S.$2 billion threshold may be adjusted annually in December by the FTSE Policy Group, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours between 08.00 a.m and 04.30 p.m GMT using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index on the Exchange, as reported by Bloomberg L.P. under ticker symbol “UKX.”

FTSETM 100 Index

The FTSE 100 Index is calculated using the free float index calculation methodology of FTSE. The FTSE 100 Index is calculated using the following formula:

i	=		1,2,3.............., n

n	=		The number of securities in the FTSE 100 Index.

P	=	Price	The latest trade price of the component security (or the price at the close of the FTSE 100 Index on the previous day)

e	=	Exchange Rate	The exchange rate required to convert the security’s home currency into the index’s base currency (if applicable).

s	=	Shares in Issue	The number of shares in issue used by FTSE for the security, as defined in the Ground Rules.

f	=	Free Float Factor	The factor to be applied to each security to allow amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100% free float. The free float factor for each security is published by FTSE.

d	=	Divisor	A figure that represents the total issued share capital of the FTSE 100 Index at the base date. The divisor can be adjusted to allow changes in the issued share capital of individual securities to be made without distorting the FTSE 100 Index.

Under this methodology, FTSE International Limited (“FTSE”, also the “FTSE 100 Index Sponsor”) excludes from free floating shares trade investments in a FTSE 100 Index constituent company by another FTSE 100 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE 100 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the FTSE 100 Index, unless free float is also greater than 5% and the full capitalization is greater than U.S.$5 billion, in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

FTSETM 100 Index

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a constituent’s free float will only be changed if its actual free float moves to more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent new band. This 5 percentage points threshold does not apply if the change is greater than one band; therefore a movement of 10 percentage points for the bands between 20% and 50% and 25 percentage points for the bands between 50% and 100% will not be subject to the 5 percentage point threshold. The 15% limit will also not be subject to the 5 percentage point threshold.

Stocks must be sufficiently liquid to be traded. The following criteria will be used to ensure that illiquid securities are excluded:

Price.  The EMEA Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. The EMEA Committee may exclude a security from the FTSE 100 Index should it consider that an ‘accurate and reliable’ price is not available.

Liquidity.  Each security will be tested for liquidity by calculation of its median daily trading per month. The median trade is calculated by ranking each daily trade total and selecting the middle ranking day. Daily totals with zero trades are included in the ranking, therefore a security that fails to trade for more than half of the days in a month will have a zero median trade.

New issues.  New issues, must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 0.5% of their shares in issue, after the application of any free float restrictions, per month in each month.

We have derived all information regarding the FTSE 100 Index contained in this index supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, the FTSE 100 Index Sponsor. The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The London Stock Exchange

The Exchange, one of the world’s leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom’s capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets — the Main Market and the Alternative Investment Market, or AIM. More than 3000 firms worldwide trade as members of the Exchange.

License Agreement

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

The Securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by the Exchange or by FT and neither FTSE nor the Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated by FTSE. However, neither FTSE nor the Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE nor the Exchange nor FT shall be under any obligation to advise any person of any error therein. “FTSETM”, “FTSE®”, “FT-SE®”, and “Footsie®” are trade marks of the Exchange and FT and are used by FTSE under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE.

FTSE China 25 IndexTM

The FTSE China 25 IndexTM (the “China 25 Index”) is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a “China 25 Index Constituent Stock”) listed and trading on the Stock Exchange of Hong Kong Ltd. (SEHK). The shares comprised by the China 25 Index are classified as “H Shares” or “Red Chip Shares.” H Shares are the securities of companies incorporated in the People’s Republic of China and listed on the SEHK. They can only be traded by Chinese investors under the Qualified Domestic Institutional Investors scheme (QDII). There are no restrictions for international investors. Red Chip companies are incorporated outside of the PRC that trade on the SEHK. A Red Chip is a company that has at least 30 per cent of its shares in aggregate held directly or indirectly by mainland Chinese entities, and at least 50 per cent of their sales revenue or operating assets derived from mainland China. Individual constituent weights are capped at 10% to avoid over concentration in any one stock. The weights of all lower ranking constituents are increased correspondingly. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE International Limited. The index is calculated using the following formula:

n = 1,2,3............., n

n	=	Number	The number of securities in the China 25 Index.

p	=	Price	The latest trade price of the component security (or the price at the close of the China 25 Index on the previous day)

e	=	Exchange Rate	The exchange rate required to convert the security’s home currency into the index’s base currency.

s	=	Shares in Issue	The number of shares in issue used by FTSE for the security, as defined in the Ground Rules.

f	=	Free Float Factor	The factor to be applied to each security to allow amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100% free float. The free float factor for each security is published by FTSE.

c	=	Capping Factor	The factor applied to each security to allow its weight within the China 25 Index to be capped, expressed as a number between 0 and 1 where 1 represents 100%, i.e., no cap. The capping factor is published by FTSE.

d	=	Divisor	A figure that represents the total issued share capital of the China 25 Index at the base date. The divisor can be adjusted to allow changes in the issued share capital of individual securities to be made without distorting the China 25 Index.

The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the FTSE Index Committee excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings,

FTSE China 25 IndexTM

foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the China 25 Index, unless free float is also greater than 5% and the full capitalization is greater than U.S.$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark (“ICB”). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 65,000 securities worldwide. The new structure is a merger of FTSE Group and Dow Jones Indexes’ industry classification systems, creating a single, definitive structure for the market.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index by the FTSE Index Committee. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

A company will be inserted into the China 25 Index at the periodic review if it rises to 15th position or above when the eligible companies are ranked by full market capitalization (before the application of any investability weightings). In determining the full market capitalisation of a company for this purpose, all share classes are included, while only the eligible share classes are included in the index weighting.

A company in the China 25 Index will be deleted at the periodic review if it falls to 36th position or below when the eligible companies are ranked by full market value (before the application of any investability weightings). In determining the full market capitalization of a company for this purpose, all share classes are included, while only the eligible share classes are included in the index weighting.

FTSE China 25 IndexTM

Stocks must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid stocks are excluded:

➢

Price. The FTSE Index Committee must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The FTSE Index Committee may exclude a stock from the China 25 Index if it considers that an “accurate and reliable” price is not available. The China 25 Index uses the last trade prices from the SEHK, when available.

➢

Liquidity. Stocks in the China 25 Index will be reviewed annually for liquidity. Stocks that do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the FTSE Xinhua Index Committee will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 0.04% of its shares in issue, after the application of any free float restrictions, per month for more than eight of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

➢

New issues. New issues must have a minimum trading record of at least three months prior to the date of the review and turnover of a minimum of 0.05% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

For the purposes of computing the China 25 Index and to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1 on a cumulative basis. If a corporate action is applied to a constituent of the index which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action. Changes of shares in issue not arising from corporate actions, amounting to less than 10 of the number of shares in issue but more than 1 will be made quarterly after the close of business on the third Friday of March, June, September and December. If accumulated changes in the number of shares in issue add up to 10 or more, they are implemented between quarters. A minimum of four days’ notice will be given to users of the index.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee (the “FTSE Index Committee”) that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

All information in this index supplement regarding the China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Index Limited or any of its affiliates (the “China 25 Index Sponsor”). FTSE Index Limited was established in 2000 as a joint venture between Xinhua Finance Network Limited and FTSE International Limited. The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The Stock Exchange of Hong Kong Ltd.

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. Online real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the SEHK, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time

FTSE China 25 IndexTM

is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Securities.

License Agreement

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Securities are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited (“FTSE”) or by the London Stock Exchange PLC (the “Exchange”) or by The Financial Times Limited (“FT”) and neither the China 25 Index Sponsor, FTSE nor the Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or the Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE or the Exchange or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “ ” is a trade mark of FTSE International Limited. All marks are licensed for use by FTSE Index Limited.

Hang Seng China Enterprises Index

Hang Seng China Enterprises Index Composition and Maintenance

The Hang Seng China Enterprises Index the (“HSCE Index”) is compiled, published and managed by Hang Seng Indexes Company Limited (“HSIL”), a wholly-owned subsidiary of the Hang Seng Bank. The HSCE Index is a free float-adjusted market capitalization weighted index with a 10% cap on individual constituent weightings. Launched on August 8, 1994, the HSCE Index is comprised of H-shares, which are Hong Kong listed shares, of Chinese enterprises (“H-share companies”). The HSCE Index had a base value of 1,000 at launch, but was rebased as of January 3, 2000 with a value of 2,000 to align with the Hang Seng Composite Index Series, which launched on October 3, 2001. The HSCE Index is reviewed quarterly. The number of constituents of the HSCE Index is fixed at 40.

A component stock is selected or removed from the HSCE Index quarterly based on the following selection criteria and process:

➢	Stocks should have been listed for at least one month, starting from the listing date to the review cut-off date (both dates inclusive), in order to be considered in the index review.

➢

The turnover velocity in each of the past 12 months is calculated by observing the quotient of the (i) median of daily traded shares in such calendar month and (ii) freefloat-adjusted issued shares at such calendar month end. In order to meet the turnover requirement, a stock should have (i) a velocity is a minimum of 0.1% for at least 10 out of the past 12 months, and (ii) for the latest three months, velocity is a minimum of 0.1% for all three months. For an existing constituent, only (a) needs to be fulfilled.

¡

For a stock with a trading history of less than 12 months, a stock is suspended during the last 12 months or a stock that has transferred from Growth Enterprise Market to the Main Board in the past 12 months before the data review cut off date the following requirements apply with respect to turnover velocity:

¡	If less than 6 months, the minimum velocity must be 0.1% for all trading months.

¡

If greater than or equal to 6 months, (i) it cannot have more than one month in which a stock has failed to obtain a velocity of at least 0.1% and (ii) for the latest three months, a stock needs to have attained 0.1% for all three months if it is not an existing constituent.

All individual H-share stocks are ranked in terms of Combined MV Score, calculated from MV rank and FFMV rank using the following formula, in which the top 40 stocks will be included in the index:

➢	0.5 MV Rank + 0.5 FFMV Rank = Combined MV Score

➢	rank of the Combined MV Score = Combined MV Rank

➢	in case two constituents have the same Combined MV Score, a higher rank will be assigned to the stock with the higher MV Rank where the “MV” of an individual stock refers to the average of month-end H-share MVs for the past 12 months (“12-month-average MV”) of any review period and “FFMV” of an individual stock refers to the 12-month-average MV after freefloat adjustment.

The top 40 eligible H-share stocks with the highest Combined MV Rank will be selected as constituents of the HSCE Index subject to a buffer zone.

Hang Seng China Enterprises Index

Calculation Methodology

The HSCE Index is calculated using the following formula:

Current Index =	× Yesterday’s Closing Index

Where P t is the current price at day t, P t-1 is the closing price at day (t-1), IS is the issued H-shares, FAF is the free float adjusted factor, and CF is the Cap Factor. The FAF, which is adjusted every six months, represents the proportion of shares that are free floated as a percentage of the issued H-shares. The FAF is between 0 and 1 and is rounded up to the nearest multiple of 5% for index calculation. The CF is also adjusted every six months and is calculated so that no constituent stock has a weighting that exceeds 10%.

We have derived all information contained in this index description regarding the HSCE Index, including, without limitation, its composition, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of HSIL, and is subject to change at the discretion of HSIL. We make no representation or warranty as to the accuracy or completeness of such information. HSIL is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Hang Seng China Enterprises Index at any time. We do not assume any responsibility for the accuracy or computeness of such information. Historical performance of the HSCE Index is not an indication of future performance. Future performance of the HSCE Index may differ significantly from historical performance, either positively or negatively.

License Agreement

UBS has entered into a non-exclusive license agreement with HSIL, the HSCE Index sponsor, providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the HSCE Index, in connection with securities, including the Securities. The index is complied and published by HSIL.

The Hang Seng Chinese Enterprises Index (the “Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index” are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index by UBS AG in connection with certain debt securities and warrants that UBS AG from time to time may offer and sell (the “Product”), BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF ANY OF THE INDEX(ES) AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO ANY OF THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of any of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO ANY OF THE INDEX (ES) BY UBS AG IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF ANY OF THE INDEX(ES); OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF ANY OF THE INDEX(ES) WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE

Hang Seng China Enterprises Index

BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KOSPI 200 Index

The Korea Composite Stock Price 200 Index (the “KOSPI 200 Index”) is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market. The calculation of the value of the KOSPI 200 Index is based on the relative value of the aggregated current Market Value of the common stocks of 200 companies as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990. The current Market Value of any common stock comprising the index is the product of the market price per share and the number of the then outstanding shares of such common stock. Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement. KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above. The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization. The capitalization requirement ensures the high percentage of market capitalization of the stocks against the total. Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a constituent stock of the KOSPI 200 Index. The KOSPI 200 Index has been calculated and published since June 15, 1994.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period. In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group. The number of stocks selected is considered as is the number of constituent stocks chosen from the same industry group. However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the constituent stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group. The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of constituent stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents. The Futures and Options Index Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its constituent stocks are realigned as the need arises. There are two types of realignments: periodic realignment and special realignment. Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options. Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks. However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of

KOSPI 200 Index

Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group. However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents. In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group. In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted. Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value

Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger. Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value

Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index. The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers. The KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KRX – Stock Market.

The Korea KRX - Stock Market Exchange

The KRX - Stock Market’s predecessor, the Daehan Stock Exchange, was established in 1956. The KRX - Stock Market is a typical order-driven market, where buy and sell orders compete for best prices. The KRX - Stock Market seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KRX - Stock Market uses electronic trading procedures, from order placement to trade confirmation. The KRX - Stock Market is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX - Stock Market conducts pre-hours and after-hours sessions for block trading and basket trading.

KOSPI 200 Index

The KRX - Stock Market introduced the random end system to prevent the price distortion caused by deceptive quotations and to enhance the market transparency and identification of fair market prices. The random end system is a system that delays the determination of the opening or closing price when the opening or closing price deviates substantially from the expected price published immediately before the single price auction. The random end system is also applied to the off-hours single price auction. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55 – 9:00 a.m. (or 2:55 – 3:00 p.m.), deviates from the provisional opening (or closing) price by five percent or more, the KRX - Stock Market delays the determination of the opening (or closing) price of the stock up to five minutes and the price is determined randomly within that five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KRX - Stock Market makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10 – 9:00 a.m. (or 2:50 – 3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis. The KRX - Stock Market tightened the condition for applying the random end system on October 30, 2006. That is, the random end system is not applied unless the provisional opening (closing) price rises or falls more than 1% from the most recent market price.

The KRX - Stock Market sets a limit on the range that the price of individual stocks can change during a day. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX - Stock Market may halt the trading of the stock. In such cases, the KRX - Stock Market requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KRX - Stock Market deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KRX - Stock Market introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 Index falls by 10 percent or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes 20 minutes after the circuit breakers take effect. The first price shall be formed as a single price for 10 minutes from the resumption and then a periodic call auction method shall be applied.

As a result of the foregoing, variations in the KOSPI 200 Index may be limited by suspension of trading of the KOSPI 200 Index constituent stocks, individually or in the aggregate, which may in turn adversely affect the value of the Securities.

All information in this index supplement regarding the KOSPI 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by the KRX - Stock Market KRX, which was launched in January 2005 by consolidating the three domestic markets: the Stock Market Division, the KOSDAQ Market Division and the Futures Market Division. The KRX - Stock Market owns the copyright and all other rights to the KOSPI 200 Index. The KRX - Stock Market has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the KOSPI 200 Index is not an indication of future performance, which may differ significantly from historical performance, either positively or negatively.

License Agreement

We have entered into a non-exclusive license agreement with the KOSPI 200 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the KOSPI 200 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the KOSPI 200 Index Sponsor; the only relationship between the KOSPI 200 Index Sponsor and us is the licensing of the use of the KOSPI 200 Index and trademarks relating to the KOSPI 200 Index.

The Securities are not sponsored, endorsed, sold or promoted by Korea Stock Exchange (KSE). KSE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public

KOSPI 200 Index

regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the KOSPI 200 Index to track general stock market performance. KSE’s only relationship to UBS is the licensing of certain trademarks and trade names of KSE and of the KOSPI 200 Index, which is determined, composed and calculated by KSE without regard to UBS or the Securities. KSE has no obligation to take our needs or the needs of owners of the Securities into consideration in determining, composing or calculating the KOSPI 200 Index. KSE is not responsible for and has not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“KOSPI” is a trade mark / service mark of KSE and has been licensed for use by UBS.

MSCI Indices

We may offer a Security linked to one or more indices that are part of the “MSCI Global Investable Market Indices” sponsored by MSCI Inc. (“MSCI”), including the MSCI-EAFE® Index (Europe, Asia, Australia and the Far East, the “MSCI-EAFE Index”), and the MSCI Emerging Markets IndexSM (the “MSCI-EM index” and, together with the MSCI-EAFE Index, the “MSCI Indices”).

We have derived all information regarding the MSCI Indices contained in this index supplement, including, without limitation, the make-up, method of calculation and changes in the components of each such MSCI Index, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish any such index, and may discontinue publication of the any MSCI Index. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

Each MSCI Index is constructed and maintained in the manner described below.

MSCI-EAFE® Index

The MSCI-EAFE Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East, excluding the United States and Canada. The MSCI-EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets. The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.

MSCI® Emerging Markets IndexSM

We have derived all information regarding the MSCI-EM Index contained in this index supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by MSCI. We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EM Index, and may discontinue publication of the MSCI-EM Index.

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process which involves:

➢	Defining the Equity Universe.

➢	Determining the market investable Equity Universes.

➢	Defining market capitalization size segments for each market.

➢	Applying index continuity rules for the Standard Indices.

➢	Creating style indices within each size segment.

➢	Classifying the universe of securities under the Global Industry Classification Standard.

Defining the Equity Universe

The Equity Universe is defined by identifying eligible equity securities and classifying these eligible equity securities into the appropriate country.

MSCI Indices

The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (REITs) in some countries and certain income trusts in Canada are also eligible for inclusion. Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. Generally, a market is equivalent to a single country. The Global Investable Equity Universe is the aggregation of all Market Investable Equity Universes.

The investability screens used to determine the Investible Equity Universe are as follows:

➢	Equity Universe Size Requirement is applied at the company level. To be included in the Market Investible Equity Universe, a company must satisfy a minimum full market capitalization requirement.

➢

Equity Universe Minimum Float-Adjusted Market Capitalization Requirement is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

➢

Minimum Liquidity Requirement is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless it is already a constituent of the MSCI Global Investable Market Indices.

➢

Global Minimum Foreign Inclusion Factor Requirement is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

➢

Minimum Length of Trading Requirement is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Some of the investability requirements referred to above are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

MSCI Indices

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

➢	Investable Market Index (Large + Mid + Small)

➢	Standard Index (Large + Mid)

➢	Large Cap Index

➢	Mid Cap Index

➢	Small Cap Index

The Investable Market Index, the Standard Index and the Large Cap Index are created first, while the Mid Cap Index is derived as the difference between the Standard Index and the Large Cap Index and the Small Cap Index is derived as the difference between the Investable Market Index and the Standard Index.

In order to create size segments that can be meaningfully aggregated into composites, the individual Market Size Segments are balanced according to the following two objectives:

➢

Achieving Global Size Integrity by ensuring that, within a given size segment of a composite index, only companies of comparable and relevant sizes are included across all markets. This can be measured by looking at a size segment cutoff relative to a free float-adjusted market capitalization coverage target based on the Global Investable Equity Universe.

➢

Achieving Consistent Market Coverage by ensuring that each market’s size segment is represented in its proportional weight in the composite universe. This can be measured by looking at a size segment cutoff relative to a consistent and comparable target size segment coverage within each market.

It is not possible to achieve both of these objectives consistently and simultaneously across all markets. Therefore, to balance these objectives, the methodology sets a minimum size cutoff for each size segment in each market using:

➢	A size range for all markets derived from a free float-adjusted target market capitalization of the Global Investable Equity Universe, together with

➢

A target free float-adjusted coverage range set within each individual Market Investable Equity Universe. The intersection of these ranges specifies a Size and Coverage Target Area. This is done for each of the three size segment indices, namely the Investable Market Index, the Standard Index, and the Large Cap Indices.

Applying Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules applied by MSCI, a minimum number of five constituents will be maintained for a Developed Market Standard Index and a minimum number of three constituents will be maintained for an Emerging Market Standard Index. The application of this requirement involves the following steps.

➢

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market.

➢

At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

MSCI Indices

When the Index Continuity Rule is in effect, the Market Size-Segment Cutoff is set at 0.5 times the Global Minimum Size Reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices Within Each Size Segment

All securities in the investable Equity Universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying the Universe of Securities Under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., the Global Industry Classification Standard (“GICS”).

The GICS entails four levels of classification: (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

The GICS guidelines used to determine the appropriate industry classification are as follows:

➢	A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company’s revenues.

➢

A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company’s revenues and earnings.

➢	Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Creating Size Segment Indices

Generally, MSCI will determine the market size-segment cutoffs for each segment and assign companies to the various size segments.

Maintaining the MSCI Global Investable Market Indices

Index maintenance involves:

➢	Semi-Annual Index Reviews in May and November of the Size Segment and Global Value and Growth Indices which include:

➢	Updating the indices on the basis of a fully refreshed Equity Universe.

➢	Taking buffer rules into consideration for migration of securities across size and style segments.

➢	Updating Foreign Inclusion Factors (“FIFs”) and Number of Shares (“NOS”).

➢	Quarterly Index Reviews in February and August of the Size Segment Indices aimed at:

➢	Including significant new eligible securities (such as IPOs which were not eligible for earlier inclusion) in the index.

➢	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the semi-annual index reviews.

MSCI Indices

➢	Reflecting the impact of significant market events on FIFs and updating NOS.

➢

Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Semi-Annual Index Reviews in May and November

The objective of the semi-annual index reviews is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A semi-annual index review involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

During each semi-annual index review, the Equity Universe is updated and the Global Minimum Size Range is recalculated for each size segment. Then, the following index maintenance activities are undertaken for each market:

➢	Updating the Market Investable Equity Universe.

➢	Reassessing the Segment Number of Companies and the Market Size-Segment Cutoffs.

➢	Assigning companies to the size segments taking into account buffer zones.

➢	Assessing conformity with Final Size-Segment Investability Requirements.

Quarterly Index Reviews in February and August

Quarterly index reviews are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next semi-annual index review. Quarterly index reviews may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the semi-annual index reviews. The style classification is reviewed only for companies that are reassigned to a different size segment.

Ongoing Event-Related Changes

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event.

These events can affect many aspects of an index and its constituents, including inclusion or deletion of companies outside of the Index Reviews, weight changes due to changes in foreign ownership limits, foreign inclusion factors, number of shares, etc., and changes in size, style and/or industry classification.

Announcement Policy

The results of the semi-annual index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the quarterly index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI Global Investable Market Indices.

MSCI Indices

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for US securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing.

Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

License Agreement

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with securities, including the Securities. The MSCI Indices are owned and published by MSCI.

The Securities are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Securities or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which the Securities are redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Securities in connection with the administration, marketing or trading of the Securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY

MSCI Indices

EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International® ,” “MSCI® ,” “Morgan Stanley Capital International Perspective® ,” to sponsor, endorse, market or promote the Securities without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Nikkei® 225 Index

The Nikkei® 225 Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.) (including its affiliates, the “Nikkei Index Sponsor”) that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry. All stocks included in the Nikkei Index trade on the TSE in Japanese yen. All 225 Nikkei Index stocks are listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. The weighting factor for each stock in the Nikkei Index is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each such stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the stocks in the Nikkei Index, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the stocks included in the Nikkei Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any stock in the Nikkei Index, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Stocks included in the Nikkei Index may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index stocks except when a stock is deleted in accordance with the following criteria.

Any stock in the Nikkei Index becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the stock to the “Kanri Post” (Post for stocks under supervision); transfer of the stock to the “Seiri Post” (the Liquidation Post); or transfer of the stock to the Second Section of the TSE. In addition, any stock in the Nikkei Index with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a stock from the Nikkei Index, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted stock. Until such replacement, the Nikkei Index will be calculated with the remaining stocks included in the Nikkei Index less the deleted stocks.

A list of the issuers of the stocks included in the Nikkei Index is available from the NKS Economic Electronic Databank System and the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

Nikkei® 225 Index

We have derived all information regarding the Nikkei Index contained in this index supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Nikkei Index Sponsor. The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special offer quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on stocks in the Nikkei Index, and these limitations may, in turn, adversely affect the value of the Securities.

License Agreement

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Securities are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this index supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Securities. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Securities.

Nikkei® 225 Index

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

“Nikkei®” is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The ROS are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Securities.

S&P/ASX 200® Index

The S&P/ASX 200® Index (the “S&P/ASX 200 Index”) was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of five representatives from both S&P (as defined below) and the Australian Securities Exchange.

The S&P/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. The S&P/ASX 200 Index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months worth of data. Quarterly review changes take effect on the third Friday of December, March, June and September. The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee. Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (the “ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its size peers. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index. Stocks must not necessarily comply strictly with these guidelines in order to maintain confirmed index membership. The ASX Committee seeks to minimize unnecessary charges in index composition. Each stock considered for removal from the S&P/ASX 200 Index is evaluated on a case-by-case basis.

The S&P/ASX 200 Index has a base value of 3000. Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

You may find information about the S&P/ASX 200® Index on the S&P website at www.standardandpoors.com.

We have derived all information regarding the S&P/ASX 200 Index contained in this index supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, the ASX Committee. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the S&P/ASX Index is not an indication of future performance. Future performance of the S&P/ASX Index may differ significantly from historical performance, either positively or negatively.

License Agreement

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, in exchange for a fee, of the right to use the S&P/ASX 200 Index, in connection with securities, including the Securities. The S&P/ASX 200 Index is owned and published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).

The license agreement between S&P and UBS provides that the following language must be set forth in this index supplement:

The Securities are not sponsored, endorsed, sold or promoted by S&P or the ASX. S&P and the ASX make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the

S&P/ASX 200® Index

public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to UBS or the Securities. S&P has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities is to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P/ASX 200 INDEX FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR CAUSE ANY PART OF THIS SECTION TO BE VOID.

“Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies and “ASX”, “All Ords”, “All Ordinaries”, “All Ordinaries Index”, “All Ordinaries Price Index”, “All Ord Share Price Index” and “All Ordinaries Accumulation Index” are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by UBS.

Swiss Market Index (SMI)®

The Swiss Market Index (SMI)® (the “SMI Index”) was introduced on June 30, 1988 at a baseline value of 1500 points and is maintained by the SIX Swiss Exchange (the “SMI Index Sponsor”). Its composition is examined once a year.

The SMI Index contains approximately 85% of the entire free float market capitalization of the Swiss equity market and is made up of 20 of the largest and most liquid stocks from the SPI (as described below). The SMI Index is primarily available as a non-dividend-corrected index (price index), but is also published under the designation SMIC® (SMI® cum dividend) as a performance index. Your Securities will be linked to the SMI Index, not the SMIC® index.

The basic universe for admission to the SMI Index is the Swiss Performance Index (“SPI”). In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

In order to limit fluctuations in the index basket, the selection list features a tolerance zone which inhibits securities’ addition to and exclusion from the SMI Index. All securities in the SPI stock universe are ranked annually based on a combination of market capitalization and the percentage of sales at the market value of each individual security. A security is admitted to the SMI Index if it ranks 18 or better in the annual rankings. A security newly ranked 19 or 20 is admitted only if a security that was already included in the SMI Index meets the exclusion criteria directly (i.e., ranks in position 23 or lower) and no security that either meets the admission criteria directly (i.e., ranks in position 18 or higher) or is rated higher has moved up in its place. A security is excluded from the SMI Index if it ranked 23 or lower in the annual rankings. A security that was already included in the SMI Index which newly ranks 21 or 22 is excluded only if a security that was not already included in the SMI Index meets the admission criteria directly (i.e., ranks in position 18 or higher) and no security that either meets the exclusion criteria directly (position 23 or lower) or is rated lower has been excluded in its place.

The SMI Index Return will be calculated based on the closing levels of the SMI Index, as reported by Bloomberg L.P. under ticker symbol “SMI.” Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI Index, an updated index level is calculated and displayed.

We have derived all information regarding the SMI Index contained in this index supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by the SMI Index Sponsor. The SMI Index Sponsor owns the copyright and all other rights to the SMI Index. The SMI Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the SMI Index. We do not assume any responsibility for the accuracy or completeness of such information.

SIX Swiss Exchange

The SMI Index Sponsor is a central link in the value chain of the Swiss financial marketplace. It organizes, operates and regulates key aspects of Switzerland’s capital market. The SMI Index Sponsor is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading, SESTA), which stipulates the concept of self-regulation and compliance with international standards. The SMI Index Sponsor is supervised by the Swiss Federal Banking Commission.

The SMI Index Sponsor trading subdivisions encompass shares, domestic bonds, international bonds (formerly referred to as Eurobonds), exchange-traded funds and investment funds.

Trading on the SIX Swiss Exchange is denominated in Swiss francs. The shares traded on the SMI Index Sponsor are mainly held in the Swiss-based accounts of domestic and international investors.

Swiss Market Index (SMI)®

In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SMI Index Sponsor may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SMI Index Sponsor may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SMI Index Sponsor informs participants if any measures are taken.

License Agreement

We have entered into a non-exclusive license agreement with the SMI Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the SMI Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the SMI Index Sponsor; the only relationship between the SMI Index Sponsor and us is the licensing of the use of the SMI Index and trademarks relating to the SMI Index.

The SMI Index Sponsor is under no obligation to continue the calculation and dissemination of the SMI Index. The Securities are not sponsored, endorsed, sold or promoted by the SMI Index. No inference should be drawn from the information contained in this index supplement that the SMI Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the SMI Index to track general stock market performance.

The SMI Index Sponsor determines, composes and calculates the SMI Index without regard to the Securities. The SMI Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the SMI Index. The SMI Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. The SMI Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities.

The SMI Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which the SMI Index is applied in determining any initial SMI Index Starting Level or SMI Index Ending Level or any amount payable upon maturity of the Securities.

THESE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SIX SWISS EXCHANGE AND THE SIX SWISS EXCHANGE MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SMI INDEX (THE ‘INDEX’) AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE INDEX IS COMPILED AND CALCULATED SOLELY BY THE SIX SWISS EXCHANGE. HOWEVER, THE SIX SWISS EXCHANGE SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE SIX SWISS EXCHANGE SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

SMI® is a registered trademark of the SIX Swiss Exchange.

Structured Product Characterization

To help investors identify appropriate investment products (“structured products”), UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Notes are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.

➢

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

Classification of structured products into categories is not intended to guarantee particular results or performance.

Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-178960
333-178960-05

PROSPECTUS

UBS AG

DEBT SECURITIES AND

WARRANTS

UBS Americas Inc.

Debt Securities

Fully and Unconditionally Guaranteed by UBS AG

UBS AG from time to time may offer to sell debt securities and warrants.

UBS AG may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firms named below, or directly to purchasers, on a delayed or continuous basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus in the initial sale of the securities. In addition, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus in market-making transactions involving the securities or similar securities after their initial sale, including debt securities of UBS Americas Inc. guaranteed by UBS AG. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS Investment Bank	UBS Financial Services Inc.

The date of this Prospectus is January 11, 2012

CERTAIN TERMS

In this prospectus:

•	when we refer to “UBS AG,” we mean UBS AG on a parent only basis.

•	when we refer to “UBS” or “UBS Group,” we mean UBS AG and its consolidated subsidiaries.

•	when we refer to “USD,” we mean United States dollars.

•	when we refer to “CHF,” we mean Swiss francs.

i

Introduction

The Securities We Are Offering

We may offer debt securities and warrants from time to time. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus. If there are differences between this prospectus and your prospectus supplement, your prospectus supplement will control.

Debt Securities

For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and payment dates for interest, if any; the amount, or manner of calculating the amount, payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of issuers other than UBS AG, if any; whether the obligations of UBS AG under the debt securities are secured by any form of collateral or credit support and, if so, its nature and terms; and any other specific terms.

The debt securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. We will issue the debt securities under a debt indenture between us and U.S. Bank Trust National Association, as trustee.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under a warrant indenture between us and U.S. Bank Trust National Association, or under warrant agreements between us and one or more other warrant agents that will be named in the applicable prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In most cases, we will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

We intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes outside of Switzerland.

Plan of Distribution

The securities will be offered in connection with their initial issuance or in market-making transactions by us or our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, UBS Securities LLC and UBS Financial Services Inc.

Branches

We expect the securities will be booked through our Jersey branch, our London branch, or such other branch as is specified in the applicable prospectus supplement.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in any offering of the securities within the meaning of Conduct Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In addition, UBS will receive the net proceeds from the initial public offering of any of the securities, thus creating an additional conflict of interest within the meaning of Conduct Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Conduct Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. will be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Risk Factors Relating to UBS and Other Considerations Relating to the Securities

For a discussion of important business and financial risks relating to UBS AG, please see “Risk Factors” in Part I, Item 3D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2010, as amended, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated).

There are a number of considerations that you should take into account prior to investing in the securities. Please read “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” for more information.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains, or incorporates by reference, statements that constitute “forward-looking statements”, including but not limited to management’s outlook for UBS’s financial performance and statements relating to the anticipated effect of transactions and strategic initiatives on UBS’s business and future development. While these forward-looking statements represent UBS’s judgments and expectations concerning the matters described, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from UBS’s expectations. These factors include, but are not limited to: (1) developments in the markets in which UBS operates or to which it is exposed, including movements in securities prices or liquidity, credit spreads, currency exchange rates and interest rates and the effect of economic conditions and market developments on the financial position or creditworthiness of UBS’s clients and counterparties; (2) changes in the availability of capital and funding, including any changes in UBS’s credit spreads and ratings; (3) the ability of UBS to retain earnings and manage its risk-weighted assets in order to comply with recommended Swiss capital requirements without adversely affecting its business; (4) changes in financial regulation in Switzerland, the US, the UK and other major financial centers which may impose constraints on or necessitate changes in the scope and location of UBS’s business activities and in its legal and booking structures, including the imposition of more stringent capital and liquidity requirements, incremental tax requirements and constraints on remuneration, some of which may affect UBS in a different manner or degree than they affect competing institutions; (5) possible constraints that regulatory authorities might impose directly or indirectly on UBS’s business activities, whether as a consequence of the recently announced unauthorized trading or for other reasons; (6) changes in UBS’s competitive position, including whether differences in regulatory requirements among the major financial centers will adversely affect UBS’s ability to compete in certain lines of business, (7) the liability to which UBS may be exposed due to litigation, contractual claims and regulatory investigations, some of which stem from the market events and losses incurred by clients and counterparties during the financial crisis; (8) the effects on UBS’s cross-border banking business of tax treaties recently concluded by Switzerland and future tax or regulatory developments; (9) the degree to which UBS is successful in effecting organizational changes and implementing strategic plans, and whether those changes and plans will have the effects intended; (10) UBS’s ability to retain and attract the employees necessary to generate revenues and to manage, support and control its businesses; (11) changes in accounting standards or policies, and accounting determinations affecting the recognition of gain or loss, the valuation of goodwill and other matters; (12) limitations on the effectiveness of UBS’s internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (13) whether UBS will be successful in keeping pace with competitors in updating its technology, particularly in trading businesses; and (14) the occurrence of operational failures, such as fraud, unauthorized trading and systems failures, either within UBS or within a counterparty.

Our business and financial performance could be affected by other factors identified in our past and future filings and reports, including those filed with the SEC and incorporated by reference into this prospectus. More detailed information about those factors is set forth in documents furnished by UBS and filings made by UBS with the SEC, including UBS’s Annual Report on Form 20-F for the year ended December 31, 2010, as amended. UBS is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Incorporation of Information About UBS AG

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that:

•	The incorporated documents are considered part of this prospectus.

•	We can disclose important information to you by referring you to those documents.

•	Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference in this prospectus:

•	UBS AG’s Annual Report on Form 20-F for the year ended December 31, 2010, which UBS AG filed with the SEC on March 15, 2011, as amended;

•

UBS AG’s Reports of Foreign Issuer on Form 6-K, which UBS AG filed with the SEC on March 22, 2011, April 26, 2011 (three Reports), April 28, 2011, May 6, 2011, July 1, 2011, July 26, 2011 (five Reports), August 11, 2011, August 23, 2011, August 26, 2011, September 15, 2011, September 19, 2011, September 26, 2011, October 4, 2011, October 25, 2011 (three Reports), November 8, 2011, November 15, 2011, November 17, 2011 (two Reports), December 1, 2011, January 4, 2012 and January 9, 2012; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of UBS AG and UBS Americas Inc. and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by UBS AG (and, if applicable, the information in the base prospectus and prospectus supplements previously filed by UBS Americas Inc. in connection with their initial offer and sale) (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supercedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You (including any beneficial owner) may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

UBS AG

Investor Relations

Bahnhofstrasse 45

P.O. Box

CH-8098 Zurich

Switzerland

Phone:  +41-44-234 41 00

Fax:  +41-44-234 34 15

E-mail:  SH-investorrelations@ubs.com

Internet:  www.ubs.com/investor-relations

Where You Can Find More Information

UBS AG files periodic reports and other information with the SEC. You may read and copy any document that UBS AG files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC.

We have filed a registration statement under the Securities Act of 1933 on Form F-3 with the SEC covering the securities. For further information about the securities and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

Presentation of Financial Information

UBS’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or “CHF,” the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or “USD,” per one Swiss franc. The “noon buying rate” is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On January 6, 2012 the noon buying rate was 0.9555 USD per 1 CHF.

	(USD per 1 CHF)
Year ended December 31	High	Low	Average rate(1)	At period end
2007	0.9087	0.7978	0.8381	0.8827
2008	1.0142	0.8171	0.9298	0.9369
2009	1.0016	0.8408	0.9261	0.9654
2010	1.0673	0.8610	0.9670	1.0673
2011	1.3706	1.0251	1.1328	1.0668

Month	High	Low
January 2011	1.0719	1.0251
February 2011	1.0808	1.0251
March 2011	1.1114	1.0700
April 2011	1.1539	1.0819
May 2011	1.1737	1.1227
June 2011	1.2051	1.1754
July 2011	1.2689	1.1794
August 2011	1.3706	1.2213
September 2011	1.2719	1.1022
October 2011	1.1616	1.0837
November 2011	1.1353	1.0765
December 2011	1.0947	1.0493

(1)	The average of the noon buying rates on the last business day of each full month during the relevant period.

Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others

UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

UBS

OVERVIEW

UBS AG with its subsidiaries (“UBS”) draws on its 150-year heritage to serve private, institutional and corporate clients worldwide, as well as retail clients in Switzerland. UBS combines its wealth management, investment banking and asset management businesses with its Swiss operations to deliver superior financial solutions. Headquartered in Zurich and Basel, Switzerland, UBS has offices in more than 50 countries, including all major financial centers.

On September 30, 2011 UBS’s BIS Tier11 ratio was 18.4%, invested assets stood at CHF 2,025 billion, equity attributable to UBS shareholders was CHF 51,817 million and market capitalization was CHF 40,390 million. On the same date, UBS employed 65,921 people2.

For further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, see “Where You Can Find More Information.”

BUSINESS OVERVIEW

UBS operates as a group with four business divisions (Wealth Management & Swiss Bank, Wealth Management Americas, Global Asset Management and the Investment Bank) and a Corporate Center. Each of the business divisions and the Corporate Center are described below. A full description of their businesses, strategies and clients, organizational structures, products and services can be found in the Annual Report 2010 of UBS AG published on March 15, 2011 (the “Annual Report 2010”), on pages 71–111 (inclusive) of the English version.

Wealth Management & Swiss Bank

Wealth Management & Swiss Bank focuses on delivering comprehensive financial services to high net worth and ultra high net worth individuals around the world - except to those served by Wealth Management Americas - as well as private and corporate clients in Switzerland. The Wealth Management business unit provides clients in over 40 countries, including Switzerland, with financial advice, products and tools to fit their individual needs. The Retail & Corporate business unit provides individual and business clients with an array of banking services, such as deposits and lending, and maintains, in its own opinion, a leading position across its clients segments in Switzerland.

Wealth Management Americas

Wealth Management Americas provides advice-based solutions through financial advisors who deliver a fully integrated set of products and services specifically designed to address the needs of ultra high net worth, high net worth and core affluent individuals and families. It includes the domestic US and Canadian businesses as well as international business booked in the US.

Global Asset Management

Global Asset Management is, in its own opinion, a large-scale asset manager with businesses diversified across regions, capabilities and distribution channels. It offers investment capabilities and styles across all major traditional and alternative asset classes including equities, fixed income, currency, hedge fund, real estate and infrastructure that can also be combined in multi-asset strategies. The fund services unit provides professional services, including legal fund set-up, accounting and reporting for traditional investments funds and alternative funds.

[1]

The BIS Tier 1 ratio is the ratio of eligible Tier 1 capital to BIS risk-weighted assets, calculated under Basel II standards. Eligible Tier 1 capital comprises paid-in share capital, share premium, retained earnings including current year profit, foreign currency translation, trust preferred securities (innovative and non-innovative capital instruments) and non-controlling interests, less deductions for treasury shares and own shares, goodwill and intangibles and other deduction items such as for certain securitization exposures. It excludes own credit effects on liabilities designated at fair value, which are reversed for capital purposes.

[2]	Full-time equivalents.

UBS

Investment Bank

The Investment Bank provides securities and other financial products and research in equities, fixed income, rates, foreign exchange and commodities. It also provides advisory services and access to the world’s capital markets for corporate and institutional clients, sovereign and governmental bodies, financial intermediaries, alternative asset managers and private investors.

Corporate Center

The Corporate Center provides treasury services, and manages support and control functions for the business divisions and the Group in such areas as risk control, finance, legal and compliance, funding, capital and balance sheet management, management of non-trading risk, communications and branding, human resources, information technology, real estate, procurement, corporate development and service centers. It allocates most of the treasury income, operating expenses and personnel associated with these activities to the businesses based on capital and service consumption levels.

CORPORATE INFORMATION

The legal and commercial name of the company is UBS AG. UBS AG was incorporated under the name SBC AG on February 28, 1978 for an unlimited duration and entered in the Commercial Register of Canton Basel-City on that day. On December 8, 1997, the company changed its name to UBS AG. UBS AG in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basel-City. The registration number is CH-270.3.004.646-4.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Code of Obligations and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

According to Article 2 of the Articles of Association of UBS AG (“Articles of Association”), the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad.

UBS AG shares are listed on the SIX Swiss Exchange and the New York Stock Exchange.

The addresses and telephone numbers of UBS AG’s two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, telephone +41 44 234 1111; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41 61 288 5050.

Use of Proceeds

We intend to use the proceeds from the sale of the securities to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the securities made in connection with their original issuance and in connection with any market-making resales that UBS AG itself undertakes. We do not expect to receive any proceeds from resales of the securities, including the debt securities of UBS Americas Inc., by UBS Securities LLC, UBS Financial Services Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Description of Debt Securities We May Offer

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to “holders” and “you” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

The Debt Indenture

As required by U.S. federal law for publicly offered bonds and notes, the debt securities are governed by a document called an indenture. The debt indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee.

The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the trustee.

We May Issue Many Series of Debt Securities Under the Debt Indenture

We may issue as many distinct series of debt securities under the debt indenture as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the debt indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the debt indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

We may issue debt securities separately or together with other debt securities or with our warrants.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unless we indicate otherwise in your prospectus supplement, the debt securities we issue to you will be part of the series of debt securities referred to as our “medium-term notes, Series A.” The Series A notes are a single distinct series under the debt indenture, and we may issue Series A notes in such amounts, at such times and on such terms as we wish. The Series A notes will differ from one another, and from any other series, in their terms, but all of the Series A notes together will constitute a single series for all purposes under the debt indenture pursuant to which they will be issued.

Description of Debt Securities We May Offer

Amounts That We May Issue

The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have already issued Series A notes, many of which are currently outstanding. We intend to issue additional Series A notes, and may issue additional Series A notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you.

The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The debt indenture and its associated documents, including your debt security, contain the full legal text governing the matters described in this section and your prospectus supplement. We have filed a copy of the debt indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

This section and your prospectus supplement summarize all the material terms of the debt indenture and your debt security. They do not, however, describe every aspect of the debt indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning of only the more important of those terms.

Governing Law

The debt indenture is, and the debt securities will be, governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in this kind of debt securities.

Description of Debt Securities We May Offer

Types of Debt Securities

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rated Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

Interest Rate Formulas.    A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent

Description of Debt Securities We May Offer

will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include UBS AG or its affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will

Description of Debt Securities We May Offer

also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be UBS Securities LLC or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Tax Considerations—Taxation of Debt Securities—Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information In Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

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if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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if your debt security may be converted into or exercised or exchanged for debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

Description of Debt Securities We May Offer

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if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

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the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which we, UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Extension of Maturity

If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a debt security whose maturity we may extend an extendible debt security. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise indicated in the applicable prospectus supplement.

We may extend the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will provide the following information:

•	our election to extend the maturity of the extendible debt security;

•	the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date;

•	the interest rate that will apply during the extension period or, in the case of a floating rate debt security, the spread and/or spread multiplier, if any, applicable during the extension period; and

•	the provisions, if any, for redemption and repayment during the extension period.

Once the paying agent has mailed the notice to each holder, the extension of the maturity date will take place automatically. All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.

Description of Debt Securities We May Offer

Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate debt security, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity date of an extendible debt security, each holder may elect repayment of all or part of its debt security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

•	the debt security along with the completed form entitled “Option to Elect Repayment,” which will be attached to your debt security.

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a telegram, facsimile transmission or letter from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being elected and a guarantee that the debt security, together with the completed form entitled “Option to Elect Repayment” will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the debt security and complete form.

The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.

If an extendible debt security is represented by a global debt security, the depositary or its nominee, as the holder, will be the only person that can exercise the right to elect repayment or revoke such an election. Any indirect owners who own beneficial interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

Description of Debt Securities We May Offer

If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give the trustee and the holders written notice of the principal amount of the debt security to be redeemed, not less than 5 business days nor more than 60 days before the applicable redemption date unless otherwise specified in your prospectus supplement. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Optional Tax Redemption

In addition to the situations described above under “—Redemption and Repayment,” we also have the option to redeem the debt securities in two situations described below, unless otherwise indicated in your prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities unless otherwise specified in your prospectus supplement.

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The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as defined in “—Payment of Additional Amounts” below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

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The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would

Description of Debt Securities We May Offer

have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which debt securities are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the debt security and the receipt of payments on it;

•	your status as an individual resident of a member state of the European Union;

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a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

•	a change in law that becomes effective more than 30 days after a payment on the debt security becomes due and payable or on which the payment is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the debt security may describe additional circumstances in which UBS would not be required to pay additional amounts.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of debt securities, we may not take any of these actions, however, unless all the following conditions are met:

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If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the debt indenture. The successor firm must be organized under the laws of Switzerland.

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Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions,

Description of Debt Securities We May Offer

including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the debt securities.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement for a debt security, the provisions for full defeasance and covenant defeasance described below will apply to that debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt security. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt securities would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defease your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

Description of Debt Securities We May Offer

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the debt indenture and your debt security would no longer apply:

•	Any covenants that your prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default — Events of Default.”

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is not cured, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	We do not pay the principal or any premium (including delivering any security or other property deliverable) on any debt security of that series at its maturity;

•	We do not pay interest on any debt securities of that series within 30 days after it becomes due and payable;

•	We do not deposit a sinking fund payment with regard to any debt securities of that series on its due date, but only if the payment is required in the applicable prospectus supplement;

•

We remain in breach of any other covenant we make in the debt indenture for the benefit of the debt securities of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of not less than 10% in principal amount of the relevant series of debt securities then outstanding;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to your series, that event of default occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

Description of Debt Securities We May Offer

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after the above steps have been taken.

•

During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all debt securities of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt indenture and the debt securities, or else specifying any default under the debt indenture.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification and Waiver of Covenants

There are three types of changes we can make to the debt indenture and the debt securities of any series.

Description of Debt Securities We May Offer

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of his or her debt security;

•	impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on his or her debt security;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the debt indenture or those debt securities;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the debt indenture or to waive defaults; and

•

change the provisions of the debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval of Holders

The second type of change does not require any approval by holders of the debt securities of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the debt indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the debt indenture and the debt securities would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of 66 2/3% in principal amount of the debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the debt indenture, it must be approved by the holders of 66 2/3% in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

Description of Debt Securities We May Offer

In each case, the required approval must be given by written consent.

Majority approval would be required for us to obtain a waiver of any of our covenants in the debt indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the debt indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the debt indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the debt indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and would also be entitled to vote separately, as a series only. These special voting rights will be described in the applicable prospectus supplement. For a series that does not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity. For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

Description of Debt Securities We May Offer

•

For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the debt security.

If any debt securities cease to be issued in global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations (subject to the limit above) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Description of Debt Securities We May Offer

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payments?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depositary).

Payment Dates and Regular Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply whether or not a particular record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

Description of Debt Securities We May Offer

•

if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•

if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

➢

if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System, or any successor system, is open for business;

➢

if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

➢	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Description of Debt Securities We May Offer

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.    Except as described in the second to last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which

Description of Debt Securities We May Offer

payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities or EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt securities were LIBOR debt securities or EURIBOR debt securities.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the debt indenture.

Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Description of Debt Securities We May Offer

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Unless specified otherwise in the applicable prospectus supplement, payments postponed to the next business day in this situation will be treated under the debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the debt indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment Dates and Regular Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Settlement Mechanics

The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable prospectus supplement.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds debt securities issued by us and serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.

U.S. Bank Trust National Association is serving as the trustee for the debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Description of Warrants We May Offer

Please note that in this section entitled “Description of Warrants We May Offer,” references to UBS AG, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the trustee or warrant agent, as applicable, maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We May Issue Many Series of Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with other warrants or with our debt securities.

We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either the warrant indenture between UBS and U.S. Bank Trust National Association, or a warrant agreement, to be entered into before the first issuance of warrants under such warrant agreement, between UBS and a warrant agent to be named in the prospectus supplement applicable to the first series of warrants to be issued pursuant to such a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to all series of warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Types of Warrants

We may issue any of the following types of warrants:

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

•	one or more commodities;

Description of Warrants We May Offer

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Information In Your Prospectus Supplement

All Warrants

Your prospectus supplement will describe the specific terms of your warrant, which will include some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities; and

•	any other terms of the warrants.

If we issue warrants together with any other warrants or any debt securities, the applicable prospectus supplement will specify whether the warrants will be separable from the other securities before the warrants’ expiration date.

No holder of a warrant will have any rights of a holder of the warrant property purchasable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.”

Description of Warrants We May Offer

We and our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer—Information in Your Prospectus Supplement.”

Debt Warrants

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•

whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method for determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

This Section Is Only a Summary

The warrant indenture or warrant agreement and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the warrant indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy of it. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

This section and your prospectus supplement summarize all the material terms of the warrant indenture or warrant agreement and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in this section and in your prospectus supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning for only the more important of those terms.

Description of Warrants We May Offer

The Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

The warrant indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.

We May Issue Many Series of Warrants Under the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series issued under the warrant indenture. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Governing Law

The warrant indenture is, and the warrants issued under it will be, governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “—Payment Mechanics for Warrants.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.

Description of Warrants We May Offer

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the trustee and holders written notice of the redemption price of the warrant to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”

We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of warrants, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not UBS, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the warrants of that series and the warrant indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

•

Immediately after the transaction, no default under the warrants of that series has occurred and is continuing. For this purpose, “default under the warrants of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the warrants of any series, we will not need to obtain the approval of the holder of those warrants in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non- Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Description of Warrants We May Offer

Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of warrants issued under the warrant indenture, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•

We remain in breach of any covenant we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur.

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.    If an event of default occurs with respect to any series of warrants issued under the warrant indenture, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant issued under the warrant indenture, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after the above steps have been taken.

•

During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

Description of Warrants We May Offer

Waiver of Default.    The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

We Will Give the Trustee Information About Defaults Annually.    We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification and Waiver of Covenants

There are three types of changes we can make to the warrant indenture and the warrants of any series issued under the warrant indenture.

Changes Requiring Each Holder’s Approval.    First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•

reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

•

reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval of Holders.    The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Description of Warrants We May Offer

Changes Requiring Majority Approval.    Any other change to the warrant indenture and the warrants issued under the warrant indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•

If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the warrant indenture. If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the warrant indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible.    Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if it has been called for redemption;

•	if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Determining Record Dates for Action by Holders.    We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Description of Warrants We May Offer

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series and under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or other warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification and Waiver of Covenants

There are three types of changes we can make to the warrants of any series and the related warrant agreement.

Changes Requiring Each Holder’s Approval.    We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•

change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant, except as permitted by the antidilution or other adjustment provisions of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•

reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Description of Warrants We May Offer

Changes Not Requiring Approval of Holders.    We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval.    Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Mergers and Similar Transactions Are Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreement will be governed by New York law.

Form, Exchange and Transfer of Warrants

We will issue each warrant in global—i.e., book-entry—form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

If a warrant is issued as a registered global warrant, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

Description of Warrants We May Offer

In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. If we issue a warrant in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If any warrants cease to be issued in registered global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

•	only in fully registered form; and

•	in denominations of 100 warrants and any multiple of 100 warrants.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders of non-global warrants may exchange or transfer their warrants at the office of the trustee or warrant agent, as applicable. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee or warrant agent, as applicable, to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.

Payment Mechanics for Warrants

Who Receives Payment?

If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Warrants.    We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”.

Description of Warrants We May Offer

Payments on Non-Global Warrants.    We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants.    We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global warrants denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do make that election, you must notify the participant through which your interest in the global warrant is held of your election on or before the 16th day before the payment or settlement date. Your participant must, in turn, notify DTC of your election on or before the 12th DTC business day before the payment or settlement date.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payment to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants.    Except as described in the second to last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides

Description of Warrants We May Offer

appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee or warrant agent, as applicable, at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants. If some but not all of the relevant warrants are LIBOR warrants or EURIBOR warrants, the second preceding business day will be determined for this purpose as if none of those warrants were LIBOR warrants or EURIBOR warrants.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.

Exchange Rate Agent.    If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

Description of Warrants We May Offer

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Unless otherwise specified in the applicable prospectus supplement, payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•

for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•

if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent for warrants issued under the warrant indenture. We must notify the trustee of changes in the paying agents for warrants issued under the warrant indenture.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee or warrant agent, as applicable, any other paying agent or anyone else.

Payment of Additional Amounts

A relevant jurisdiction may require UBS to withhold amounts from payments on a warrant for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the warrant to which you are entitled.

Description of Warrants We May Offer

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which warrants are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a warrant, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the warrant and the receipt of payments on it;

•	your status as an individual resident of a member state of the European Union;

•

a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

•	a change in law that becomes effective more than 30 days after a payment on the warrant becomes due and payable or on which the payment is duly provided for, whichever occurs later.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the warrant may describe additional circumstances in which UBS would not be required to pay additional amounts.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is The Legal Owner of a Registered Security?

Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Ownership and Book-Entry Issuance

Legal Holders

Our obligations, as well as the obligations of the trustee and the obligations, if any, of any warrant agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•

a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as “Euroclear”;

Legal Ownership and Book-Entry Issuance

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•

any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.

The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

Legal Ownership and Book-Entry Issuance

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents also do not supervise the depositary in any way.

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•

in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Legal Ownership and Book-Entry Issuance

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities and warrants whose value is linked to an underlying property or index, including equity, commodity and credit indexed securities and equity, commodity, currency and credit linked securities. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “U.S. Tax Considerations” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” below for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

Considerations Relating to Indexed Securities

An Index to Which a Security is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on a debt security or the settlement value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or their rates of return.

We May Engage in Hedging Activities That Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Considerations Relating to Indexed Securities

UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar security—e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. When payments are made in the non-U.S. dollar currency, the total principal plus interest in that currency may be less than the initial principal invested on a U.S. dollar basis, if converted back into U.S. dollars at the then-current spot price, despite any interest or enhanced yield that may have been earned. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available” and “Description of Warrants We May Offer—Payment Mechanics for Warrants—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

U.S. Tax Considerations

Unless as otherwise stated in the applicable prospectus supplement, this section describes the material United States federal income tax consequences to United States holders, as defined below, of owning the debt securities. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to UBS. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person subject to alternative minimum tax

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a person whose functional currency for tax purposes is not the U.S. dollar; or

•	except as otherwise noted under “Backup Withholding and Information Reporting,” a person that is not a United States holder, as defined below.

This section deals only with debt securities that are in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue or that are in bearer form, as well as the restrictions on ownership for debt securities that are in bearer form, and the tax consequences of owning warrants will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

U.S. Tax Considerations

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes.

Interest we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts, constitutes income from sources outside the United States, and will, depending on your circumstances be either “passive” or “general” income for purposes of computing the foreign tax credit limitation.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General.    If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the

U.S. Tax Considerations

total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your debt security and you may vary the length of each accrual period over the term of your debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period

U.S. Tax Considerations

but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “General,” the excess is acquisition premium. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by

•	the excess of the sum of all amounts payable (other than qualified stated interest) on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.    Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

U.S. Tax Considerations

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.    Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

U.S. Tax Considerations

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

U.S. Tax Considerations

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.    In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.    If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

U.S. Tax Considerations

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount note if:

•	in the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

in the case of all purchasers, the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

U.S. Tax Considerations

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of

U.S. Tax Considerations

(1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Extendible Indexed and Other Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to extendible debt securities, contingent foreign currency debt securities, debt securities the payments on which are determined by reference to the value of any index or stock and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in, or linked to, a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (which would include debt of a foreign financial institution that is not regularly traded on an established securities market, such as your debt securities), as well as any of the following but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a debt security effected at a United States office of a broker.

U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business unless the broker does not have actual knowledge or reason to know that you are United States person and the documentation requirements described above are met or you otherwise establish an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Warrants

U.S. tax considerations with respect to warrants will be discussed in an applicable prospectus supplement.

Tax Considerations Under the Laws of Switzerland

General

Unless as otherwise stated in the applicable prospectus supplement, this section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment or fixed place of business situated in Switzerland for Swiss tax purposes) of acquiring, owning or disposing of debt securities and warrants issued and booked by a non Swiss-branch of UBS AG, which has the status of a bank, and the proceeds from which are used outside Switzerland. This summary does not address the tax treatment of Swiss investors (i.e., for investors who are residents of Switzerland or have a permanent establishment or fixed place of business situated in Switzerland for Swiss tax purposes). The tax information set forth below is based on the opinion of Homburger AG, Zürich, Switzerland, dated January 11, 2012, and has been approved by them for its accuracy.

The following is a summary based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities and warrants. The tax treatment for each debt-holder and warrant-holder depends on the particular situation. All holders and prospective holders are advised to consult their own professional tax advisors in light of their particular circumstances as to the Swiss tax legislation that could be relevant for them in connection with the purchase, ownership and disposition of debt securities and warrants and the consequences of such actions under the tax legislation of Switzerland.

Swiss Income and Wealth Tax

Holders of debt securities and warrants who are not residents of Switzerland and have not engaged in a trade or business through a permanent establishment or fixed place of business situated in Switzerland to which the debt securities and warrants are attributable or to which the debt securities and warrants belong will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the debt securities and warrants or the exercise of warrants.

Issuance Stamp Tax

Under the condition that UBS AG will book the debt securities and warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and the warrants in Switzerland, the issuance of the debt securities and warrants will not be a taxable event for Swiss issuance stamp tax purposes.

Withholding Tax

Under the condition that UBS AG will book the debt securities or warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and warrants in Switzerland, the payment of interest on and the redemption of debt securities or warrants and the exercise of warrants is not subject to Swiss withholding tax. On August 24, 2011 the Swiss Federal Council issued draft legislation, which, if enacted, may require any paying agent in Switzerland to deduct Swiss withholding tax at a rate of 35 per cent. on any payment of interest in respect of debt securities or warrants that are classified as debt instruments for Swiss taxation purposes to an individual resident in Switzerland or to a person resident outside of Switzerland.

Securities Turnover Tax

Dealings in debt securities or warrants where a bank or another securities dealer in Switzerland (as defined in the Swiss Federal Stamp Tax Act) acts as an intermediary, or is a party, to the transaction, may be subject to Swiss federal stamp tax on the turnover in securities at an aggregated rate of up to 0.3 percent of the purchase price of the debt securities or warrants. A branch of UBS AG situated, or a subsidiary of UBS AG resident, outside Switzerland will not be a Swiss securities dealer under the Swiss Federal Stamp Tax Act.

Tax Considerations Under the Laws of Switzerland

European Directive on the Taxation of Savings Income

On October 26, 2004, the European Community and Switzerland entered into an agreement on the taxation of savings income pursuant to which Switzerland will adopt measures equivalent to those of the European Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments. The agreement came into force as of July 1, 2005.

In accordance with this agreement, Swiss paying agents have to withhold tax at a rate of 35 per cent. on interest payments made under the debt securities and warrants to a beneficial owner who is an individual and resident of an EU member state, with the option of the individual to have the paying agent and Switzerland provide to the tax authorities of the EU member state the details of the interest payments in lieu of the withholding.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities and warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of debt securities and warrants by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities and warrants are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of debt securities and warrants. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of debt securities and warrants offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of debt securities and warrants or any interest therein will be deemed to have represented by its purchase and holding or conversion of debt securities and warrants offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the debt securities and warrants on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the debt securities and warrants will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing debt securities and warrants on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of debt securities and warrants have exclusive responsibility for ensuring that their purchase and holding of debt securities

Benefit Plan Investor Considerations

and warrants do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any debt securities and warrants to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Plan of Distribution

Plan of Distribution for the Initial Offer and Sale of Securities.

We plan to issue the securities under a distribution agreement with UBS Securities LLC and UBS Financial Services Inc., as the agents. We have filed a copy of the form of distribution agreement with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy of it. Subject to certain conditions, the agents would agree to use their reasonable efforts to solicit purchases of the securities. We would have the right to accept offers to purchase securities and may reject any proposed purchase of the securities. The agents may also reject any offer to purchase securities. We would pay the agents a commission on any securities sold through the agents. In accordance with Conduct Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in no situation will underwriting compensation exceed 8% of the principal amount of the securities.

UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS. Conduct Rule 5121 of FINRA imposes certain requirements when a FINRA member such as UBS Securities LLC or UBS Financial Services Inc. distributes an affiliated company’s securities. UBS Securities LLC and UBS Financial Services Inc. have advised UBS that this offering will comply with the applicable requirements of Conduct Rule 5121.

We may also sell securities to the agents who will purchase the securities as principal for their own accounts. In that case, the agents will purchase the securities at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated maturity.

The agents may resell any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell securities directly to investors. We will not pay commissions on securities we sell directly.

The agents, whether acting as agent or principal, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

If the agents sell securities to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

In connection with an offering, the agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The purchase price of the securities will be required to be paid in immediately available funds in New York City, unless otherwise indicated in your prospectus supplement.

Plan of Distribution

We may appoint agents other than or in addition to UBS Securities LLC and UBS Financial Services Inc. with respect to the securities. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS and may engage in transactions with and perform services for UBS in the ordinary course of business. UBS Securities LLC and UBS Financial Services Inc. may resell securities to or through another of our affiliates, as selling agents.

The securities are a new issue of securities, and there will be no established trading market for any security before its original issue date. We may or may not list the securities on a securities exchange or quotation system. We have been advised by UBS Securities LLC and UBS Financial Services Inc. that they intend to make a market in the securities. However, neither UBS Securities LLC, UBS Financial Services Inc. nor any of our other affiliates nor any other agent named in your prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales by Affiliates

This prospectus may be used by UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, each of UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities previously issued.

UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Securities LLC, UBS Financial Services Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Plan of Distribution

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in any offering of the securities within the meaning of Conduct Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of any of the securities, thus creating an additional conflict of interest within the meaning of Conduct Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Conduct Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. will be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Validity of the Securities

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for UBS AG by Sullivan & Cromwell LLP as to matters of New York law and by Homburger AG as to matters of Swiss law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of UBS AG appearing in UBS AG’s Annual Report on Form 20-F, as amended by Amendment No. 1 (Form 20-F/A) for the year ended December 31, 2010, and the effectiveness of UBS AG’s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, which conclude, among other things, that UBS AG did not maintain effective internal control over financial reporting as of December 31, 2010, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein, included therein and incorporated herein by reference. Such consolidated financial statements as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.